EXHIBIT 3

[Translation]

Securities Code No. 8112

January 12, 2011

To Our Shareholders:

TOKYO STYLE CO., LTD.

5-7-1 Kojimachi, Chiyoda-ku, Tokyo

Yoshiki Nakajima, Representative Director and President

Convocation Notice of Extraordinary Meeting of Shareholders

TOKYO STYLE CO., LTD. (the “Company”) cordially invites you to attend the Company’s extraordinary meeting of shareholders to be held as set forth below.

If you are unable to attend the meeting, your voting rights may be exercised in writing. Please review the reference materials for the extraordinary meeting of shareholders set out below, indicate your vote on the Proxy Card enclosed herein, and return it by mail to be delivered to the Company by 5:30 PM on Wednesday, January 26, 2011.

1.	Date and Time:	January 27, 2011 (Thursday) at 10:00 AM
2.	Place:	TOKYO STYLE CO., LTD. Head Office, 2nd floor 5-7-1 Kojimachi, Chiyoda-ku, Tokyo
3.	Purpose of the Meeting Matters to be Resolved:
	Proposal No. 1:	Establishment of a Wholly-Owning Parent Company by way of Share Transfer
	Proposal No. 2:	Partial Amendments to the Articles of Incorporation

☐	When you attend the meeting, please submit the Proxy Card enclosed herein to the reception.
☐	If matters in the reference materials for the extraordinary meeting of the shareholders are to be revised, revised matters will be announced by the Company through the Company’s homepage (address:http://www.tokyostyle.co.jp/).

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

TABLE OF CONTENTS

Reference Materials for the Extraordinary Meeting of Shareholders		3
Proposal No. 1: Establishment of a Wholly-Owning Parent Company by way of Share Transfer		3
1.	Reasons for the share transfer	3
2.	Outline of the Share Transfer Plan	4
3.	Appropriateness of the Provisions Concerning the Matters listed in Article 773(1)(v) and (vi) of the Companies Act	46
4.	Appropriateness of the Provisions Concerning the Matters listed in Article 773(1)(ix) and (x) of the Companies Act in Relation to the Share Options Issued by the Company and SANEI in accordance with Article 808(3)(iii) of the Companies Act	50
5.	Matters Concerning SANEI	51
6.	Subsequent Events of the Company that Materially Affect the Condition of the Corporate Assets that Have Taken Place after the Last Day of the Most Recent Business Year (Ending on February, 2010)	53
7.	Matters Provided in Article 74 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become Directors of “TSI HOLDINGS CO., LTD.”	54
8.	Matters Provided in Article 76 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become Corporate Auditors of “TSI HOLDINGS CO., LTD.”	57
9.	Matters Provided in Article 77 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become the Accounting Auditor of “TSI HOLDINGS CO., LTD.”	59
10.	Matters Provided in Articles 82 and 84 of the Ordinance for Enforcement of the Companies Act Concerning the Remunerations for Individuals who will become Initial Directors and Corporate Auditors of “TSI HOLDINGS CO., LTD.”, etc.	60
Proposal No. 2: Partial Amendments to the Articles of Incorporation		61
Attachment (SANEI-INTERNATIONAL CO., LTD.)		62

Reference Materials for the Extraordinary Meeting of Shareholders

Proposals and Reference Matters

Proposal No. 1: Establishment of a Wholly-Owning Parent Company by way of Share Transfer

1. Reasons for the share transfer

Due to factors such as a global economic downturn, which stemmed from the “Lehman Shock” in September of 2008, in addition to the ensuing rapid rise in the value of the yen and a decline in stock prices, corporate revenue and personal spending have been sluggish, and our economy continues to be stagnant.

Amid a situation where the spread of consumers’ consciousness in protecting their everyday lives, etc. has prevented a full-scale recovery of consumer confidence, competition in the domestic apparel industry is intensifying due to factors such as the rise of low-end products and entries of foreign fast fashion brands into the Japanese market.

Moreover, the industry faces mid to long-term issues such as a decrease in the number of its potential customers in the future because of the falling birthrate, the aging population and the general decrease in population of Japan.

From the perspective of increasing both companies’ corporate values under these circumstances, the Company and SANEI-INTERNATIONAL CO.,LTD. (“SANEI”) determined that it is important to share and utilize each other’s strengths, know-how and resources in order to implement measures aimed at promoting the future growth of both companies, such as planning and nurturing of core brands which form the pillars of their businesses, rebuilding of brand portfolio by means of M&A and other ways, rollout in overseas markets including China and Asian countries, and entries into the TV and Internet mail-order sales businesses.

The Company and SANEI hope to maximize the added-value provided to the customers and contribute to the society by taking advantage of each other’s strengths while mutually respecting the history and corporate cultures of each company.

In order to maximize corporate value, the Company and SANEI aim to establish a position as the leading company in the fashion industry by promptly realizing the synergies of the integration with concerted efforts to reform our management through the management integration.

In this proposal, we request approval of the establishment of “TSI HOLDINGS CO., LTD.” as a wholly-owning parent company, by way of a joint share transfer under Article 772 of the Companies Act (the “Share Transfer”) between the Company and SANEI, and the Company and SANEI becoming wholly-owned subsidiaries of such company, for the purposes stated above.

2. Outline of the Share Transfer Plan

Share Transfer Plan (Copy)

WHEREAS, TOKYO STYLE CO., LTD. (“TOKYO STYLE”) and SANEI-INTERNATIONAL CO.,LTD. (“SANEI”) have agreed to conduct a share transfer by way of a joint share transfer, the two companies jointly prepare this Share Transfer Plan (the “Plan”) as follows:

Article 1. Share Transfer

In accordance with the provisions of this Plan, TOKYO STYLE and SANEI will, on the Incorporation Date (as defined in Article 8; hereinafter the same will apply) of a wholly-owning parent company (the “Parent Company”) established by way of a share transfer, conduct a share transfer that enables the Parent Company to acquire all of the issued shares of TOKYO STYLE and SANEI by way of a joint share transfer (the “Share Transfer”).

Article 2. Purpose, Trade Name, Head Office Address, Total Number of Shares Authorized to be Issued by the Parent Company and Other Matters to be set forth in the Articles of Incorporation

2.1	The purpose, trade name, head office address, and total number of shares authorized to be issued are as follows:

(1)	Purpose:	As indicated in Article 2 of the Articles of Incorporation attached hereto as Exhibit 1

(2)	Trade Name:	The trade name is “Kabushiki Kaisha TSI HOLDINGS”, and is expressed in English as “TSI HOLDINGS CO., LTD.”

(3)	Head Office Address:	Chiyoda-ku, Tokyo

(4)	Total Number of Authorized Shares:

400,000,000 shares

2.2	In addition to those provided in the preceding paragraph, matters to be set forth in the Articles of Incorporation of the Parent Company are as indicated in the Articles of Incorporation attached hereto as Exhibit 1.

Article 3. Names of Directors, Names of Corporate Auditors and Name of the Accounting Auditor upon Establishment of the Parent Company

3.1	The names of directors, names of corporate auditors and name of the accounting auditor upon establishment of the Parent Company are as follows:

(1)	Directors upon establishment of the Parent Company:

Masahiko Miyake

Yoshiki Nakajima

Takahiko Miyake

Haruki Harashima

Keiji Hirose

Noritaka Izaki

Yoshinori Shinohara (Outside)

Yuichi Iwasaki (Outside)

(2)	Corporate auditors upon establishment of the Parent Company:

Yoji Ninomiya (Outside)

Fumio Watanabe (Outside)

Saburo Horiuchi (Outside)

(3)	Accounting auditor upon establishment of the Parent Company:

KPMG AZSA LLC

Article 4. Shares to be Delivered by the Parent Company upon Execution of the Share Transfer and Allocation Thereof

4.1	The Parent Company will, upon execution of the Share Transfer, deliver to shareholders of TOKYO STYLE and SANEI, a total number of shares of common stock of the Parent Company that are equal to: (1) the total number of shares issued by TOKYO STYLE as of the date preceding the Incorporation Date of the Parent Company multiplied by 1; and (2) the total number of shares issued by SANEI as of the date preceding the Incorporation Date of the Parent Company multiplied by 1.65, in exchange for the shares of common stock owned by each.

4.2	The Parent Company will, upon execution of the Share Transfer, allocate to shareholders of TOKYO STYLE and SANEI indicated or recorded in the final shareholders’ registers of TOKYO STYLE and SANEI respectively as of the date preceding the Incorporation Date of the Parent Company (provided, that, as for shareholders of TOKYO STYLE or SANEI demanding the purchase of shares held by such shareholders in accordance with Article 806 of the Companies Act, TOKYO STYLE in place of such shareholders will be deemed to be indicated or recorded in its final shareholders’ register as shareholders of such shares of TOKYO STYLE, and SANEI in place of such shareholders will be deemed to be indicated or recorded in its final shareholders’ register as shareholders of such shares of SANEI) the common stock of the Parent Company provided in the preceding paragraph in exchange for the common stock of TOKYO STYLE or SANEI held by such shareholders, as follows:

(1)	For the shareholders of TOKYO STYLE, 1 share of common stock of the Parent Company to one share of common stock of TOKYO STYLE owned by its shareholders; and

(2)	For the shareholders of SANEI, 1.65 shares of common stock of the Parent Company to one share of common stock of SANEI owned by its shareholders.

If there is any fraction less than one share in the shares of common stock of the Parent Company to be delivered to shareholders of SANEI, such fraction will be treated in accordance with Article 234 of the Companies Act and other related laws and regulations.

4.3	The number of shares constituting one unit of the Parent Company will be 100 shares.

Article 5. Cancellation of Treasury Stock

TOKYO STYLE and SANEI will cancel all treasury stock held by each company at an appropriate time prior to the Incorporation Date of the Parent Company in accordance with the provisions of the Companies Act.

Article 6. Capital and Reserve, etc. upon Establishment of the Parent Company

The amounts of stated capital and reserves as of the establishment of the Parent Company are as follows:

(1) Stated Capital:	JPY 15,000,000,000
(2) Capital Reserve:	JPY 3,750,000,000
(3) Earned Reserve:	JPY 0

Article 7. Share Options to be Issued upon Execution of the Share Transfer and Allocation Thereof

7.1(1)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 4 Share Options issued by SANEI (the details are as indicated in Exhibit 2 “Outline of Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD.”; hereinafter “Series 4 Share Options of SANEI”) indicated or recorded in the final share options register of SANEI as of the day preceding the Incorporation Date of the Parent Company, a number of Series 1 Share Options of the Parent Company that is equal to the total number of the Series 4 Share Options of SANEI as of the end of the day preceding the Incorporation Date of the Parent Company (the details are as indicated in Exhibit 3 “Outline of Series 1 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 1 Share Options of the Parent Company”), in exchange for the Series 4 Share Options of SANEI.

7.1(2)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 5 Share Options issued by SANEI (the details are as indicated in Exhibit 4 “Outline of Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD.”; hereinafter “Series 5 Share Options of SANEI”) indicated or recorded in the final share options register of SANEI as of the day preceding the Incorporation Date of the Parent Company, a number of Series 2 Share Options of the Parent Company that is equal to the total number of the Series 5 Share Options of SANEI as of the end of the day preceding the Incorporation Date of the Parent Company (the details areas indicated in Exhibit 5 “Outline of Series 2 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 2 Share Options of the Parent Company”), in exchange for the Series 5 Share Options of SANEI.

7.1(3)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 5-2 Share Options issued by SANEI (the details are as indicated in Exhibit 6 “Outline of Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD.”; hereinafter “Series 5-2 Share Options of SANEI”) indicated or recorded in the final share options register of SANEI as of the day preceding the Incorporation Date of the Parent Company, a number of Series 2-2 Share Options of the Parent Company that is equal to the total number of the Series 5-2 Share Options of SANEI as of the end of the day preceding the Incorporation Date of the Parent Company (the details areas indicated in Exhibit 7 “Outline of Series 2-2 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 2-2 Share Options of the Parent Company”), in exchange for the Series 5-2 Share Options of SANEI.

7.1(4)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 2 Share Options issued by TOKYO STYLE (the details are as indicated in Exhibit 8 “Outline of Series 2 Share Options of TOKYO STYLE CO., LTD.”; hereinafter “Series 2 Share Options of TOKYO STYLE”) indicated or recorded in the final share options register of TOKYO STYLE as of the day preceding the Incorporation Date of the Parent Company, a number of Series 3 Share Options of the Parent Company that is equal to the total number of the Series 2 Share Options of TOKYO STYLE as of the end of the day preceding the Incorporation Date of the Parent Company (the details are as indicated in Exhibit 9 “Outline of Series 3 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 3 Share Options of the Parent Company”), in exchange for the Series 2 Share Options of TOKYO STYLE.

7.2(1)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 4 Share Options of SANEI indicated or recorded in the final share options register of SANEI as of the date preceding the Incorporation Date of the Parent Company, Series 1 Share Options of the Parent Company at the ratio of one Series 1 Share Option of the Parent Company to one Series 4 Share Option of SANEI.

7.2(2)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 5 Share Options of SANEI indicated or recorded in the final share options register of SANEI as of the date preceding the Incorporation Date of the Parent Company, Series 2 Share Options of the Parent Company at the ratio of one Series 2 Share Option of the Parent Company to one Series 5 Share Option of SANEI.

7.2(3)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 5-2 Share Options of SANEI indicated or recorded in the final share options register of SANEI as of the date preceding the Incorporation Date of the Parent Company, Series 2-2 Share Options of the Parent Company at the ratio of one Series 2-2 Share Option of the Parent Company to one Series 5-2 Share Option of SANEI.

7.2(4)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 2 Share Options of TOKYO STYLE indicated or recorded in the final share options register of TOKYO STYLE as of the date preceding the Incorporation Date of the Parent Company, Series 3 Share Options of the Parent Company at the ratio of one Series 3 Share Option of the Parent Company to one Series 2 Share Option of TOKYO STYLE.

Article 8. Incorporation Date of the Parent Company

The date when the incorporation of the Parent Company must be registered (“Incorporation of the Parent Company”) is June 1, 2011. When necessary with respect to the procedures of the Share Transfer or for other reasons, however, such date may be changed through consultation between TOKYO STYLE and SANEI.

Article 9. Meeting of Shareholders for Approval of the Plan

9.1	TOKYO STYLE will convene an Extraordinary Meeting of Shareholders on January 27, 2011 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

9.2	SANEI will convene an Extraordinary Meeting of Shareholders on January 27, 2011 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

9.3	When necessary with respect to the procedures of the Share Transfer or for other reasons, however, TOKYO STYLE and SANEI may change the dates of the extraordinary meetings of shareholders set forth in the preceding two paragraphs through consultation between TOKYO STYLE and SANEI.

Article 10. Listing of Shares

TOKYO STYLE and SANEI will, on the Incorporation Date of the Parent Company, apply for listing on the Tokyo Stock Exchange, Inc. for the purpose of having the shares of common stock issued by the Parent Company listed on Tokyo Stock Exchange, Inc.

Article 11. Transfer Agent

The services as a transfer agent of the Parent Company and other services with respect to the Parent Company’s shares and share options will be entrusted to the Sumitomo Trust and Banking Co., Ltd.

Article 12. Distribution of Surplus

12.1	TOKYO STYLE may distribute surplus of up to JPY 17.50 per share to the shareholders or registered pledgees of shares as indicated or recorded in the final shareholders’ register as of February 28, 2011.

12.2	SANEI may distribute surplus of up to JPY 25.00 per share to the shareholders or registered pledgees of shares as indicated or recorded in the final shareholders’ register as of August 31, 2010. SANEI may also distribute surplus of up to JPY 12.50 per share to the shareholders or registered pledgees of shares as indicated or recorded in the final shareholders’ register as of February 28, 2011.

12.3	Other than as provided for in the preceding two paragraphs, during the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, TOKYO STYLE and SANEI may not adopt a resolution to distribute any surplus with the record date set on or prior to the Incorporation Date of the Parent Company.

Article 13. Management of Company Assets and Other Matters

During the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, TOKYO STYLE and SANEI will execute their respective businesses and manage and operate assets thereof to the normal extent with the due care of a prudent manager, and will cause their respective subsidiaries to execute their businesses and manage and operate assets with the due care of a prudent manager. TOKYO STYLE and SANEI must consult and reach agreement on matters having material effect on assets and rights and obligations of each party or the assets and rights and obligations of subsidiaries prior to taking such actions, or causing their subsidiaries to take such actions.

Article 14. Effectiveness of the Plan

This Plan shall become null and void in the case that a resolution for approval of this Plan fails to pass at either party’s Extraordinary Meeting of Shareholders provided for in Article 9, or if approval, etc. of relevant government ministries and agencies, etc. required under laws and regulations cannot be obtained.

Article 15. Change of Circumstances

During the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, TOKYO STYLE and SANEI may, through mutual consultation between TOKYO STYLE and SANEI, change the terms of the Share Transfer or the content of this Plan, or abort the Share Transfer, if any material change occurs to the status of the assets or financial conditions of TOKYO STYLE or SANEI, or if any circumstance that will comprise a material obstacle to the consummation of the Share Transfer occurs, or if otherwise the achievement of the purpose of this Plan becomes difficult.

Article 16. Consultation

Matters not provided for in this Plan and other matters necessary for the Share Transfer will be separately determined through mutual consultation between TOKYO STYLE and SANEI in accordance with the intent of this Plan.

IN WITNESS WHEREOF, this Plan is prepared in duplicate, with TOKYO STYLE and SANEI each signing and sealing and retaining one executed copy.

October 14, 2010

TOKYO STYLE:	TOKYO STYLE CO., LTD. 5-7-1 Kojimachi, Chiyoda-ku, Tokyo Yoshiki Nakajima [seal] Representative Director and President

SANEI:	SANEI-INTERNATIONAL CO.,LTD. 1-2-5 Shibuya, Shibuya-ku, Tokyo Takahiko Miyake [seal] President and CEO

Exhibit 1

ARTICLES OF INCORPORATION

CHAPTER I. GENERAL PROVISIONS

(Corporate Name)

Article 1.

The name of the Company shall be Kabushiki Kaisha TSI HOLDINGS, and shall be expressed in English as “TSI HOLDINGS CO., LTD.”

(Purpose)

Article 2.

The purpose of the Company shall be to engage in the following businesses:

(1)	Controlling and managing the business activities of the Company by holding shares or equity of companies that operate the following business, or foreign companies that operate business similar thereto:

(i)	Sales of threads and textiles that use various types of fiber, and outsourced production of fiber manufacturing and dyeing;

(ii)	Planning, manufacturing and processing, sales, import and export of clothing and garment accessories;

(iii)	Manufacturing and processing, sales, import and export of fur, leather products, bags and footwear;

(iv)	Sales, import and export of precious metals, jewelry, pearls, and watches;

(v)	Sales, import and export of cosmetic products, soaps, and perfumes;

(vi)	Sales, import and export of furniture, bedding, and interior decorations;

(vii)	Sales, import and export of sporting goods, character goods, stationery, and daily necessities;

(viii)	Development, manufacturing and sales of products relating to synthetic resin;

(ix)	Sales and purchase of antiques, and consigned sales thereof;

(x)	Management of hotels, accommodation facilities, sports facilities, coffee shops, restaurants, and cafés;

(xi)	Tour business;

(xii)	Planning, designing, construction supervision of stores and contracting for construction of stores;

(xiii)	Room and parking space leasing business;

(xiv)	Business of selling, purchasing, leasing and managing real estate;

(xv)	Acquisition and investment of securities;

(xvi)	Business regarding damage insurance, insurance agency business under the Automobile Liability Security Act, and life insurance sales;

(xvii)	Acquisition, sales and purchase, lease and brokerage services of industrial property rights such as patent rights, utility model rights, design rights, trademark rights and other intangible property rights;

(xviii)	Investments incidental to (i) through (xvii) mentioned above;

(xix)	Business incidental or relating to (i) through (xviii) mentioned above; and

(2)	Any business incidental or relating to each of the foregoing items.

(Location of Head Office)

Article 3.

The Company shall have its head office in Chiyoda-ku, Tokyo.

(Organization)

Article 4.

The Company shall have the following bodies, in addition to the meeting of shareholders and the Directors:

(1)	Board of Directors;

(2)	Corporate Auditors;

(3)	Board of Corporate Auditors; and

(4)	Accounting Auditors.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be in the form of electronic notices; provided, however, that in cases where the Company’s public notices cannot be given by electronic means due to accidents or other unavoidable causes, the public notices shall be published in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The total number of shares authorized to be issued by the Company shall be four hundred million (400,000,000) shares.

(Number of Shares Constituting One (1) Unit)

Article 7.

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

(Rights to Shares Constituting Less than One (1) Unit)

Article 8.

The shareholders of the Company shall not be entitled to exercise any rights other than those listed below in relation to the shares constituting less than one (1) unit.

(1)	The rights provided for in each item of Article 189(2) of the Companies Act;

(2)	The right to make a request in accordance with Article 166(1) of the Companies Act;

(3)	The right to receive allotments of shares for subscription and share options for subscription in accordance with the number of shares held by the shareholders; and

(4)	The right to make a request that is provided for in Article 9 herein.

(Additional Purchase of Shares Constituting Less than One (1) Unit)

Article 9.

The shareholders of the Company may request the Company, in accordance with the provisions of the Share Handling Regulations, to sell certain numbers of shares which will, together with their shares constituting less than one (1) unit, amount to constitute one (1) unit.

(Shareholder Register Manager)

Article 10.

1.	The Company shall have a shareholder register manager.

2.	The appointment of the shareholder register manager and its place of business shall be determined by a resolution of the Board of Directors, and a public notice thereof shall be published.

3.	The preparation and storage of the shareholder register and the register of share options, as well as other administrative matters relating to such registers shall be commissioned to the shareholder register manager, and the Company shall not handle such matters.

(Share Handling Regulations)

Article 11.

The procedures for exercising the shareholders’ rights in the Company, as well as other handling of shares of the Company and the fees thereof shall be governed by laws and regulations and these Articles of Incorporation and the Share Handling Regulations which will be determined by the Board of Directors.

CHAPTER III. MEETING OF SHAREHOLDERS

(Convocation)

Article 12.

1.	An ordinary meeting of shareholders of the Company shall be convened in May of each year, and an extraordinary meeting of shareholders shall be convened whenever necessary.

2.	A meeting of shareholders shall be convened at the location of the head office or in its vicinity, or other places within Tokyo’s wards.

(Record Date of Ordinary Meetings of Shareholders)

Article 13.

The record date of voting rights for ordinary meetings of shareholders of the Company shall be the last day of February of each year.

(Convener and Chairman)

Article 14.

1.	The Director-President shall convene the meeting of shareholders and act as chairman at the meeting.

2.	If there is no Director-President or if the Director-President is unable to convene the meeting of shareholders, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall convene the meeting of shareholders and act as chairman.

(Internet Disclosure and Deemed Provision of Reference Documents of Meetings of Shareholders)

Article 15.

Upon convocation of a meeting of shareholders, by disclosure through a method using the internet in accordance with the applicable ordinance of the Ministry of Justice, the Company may be deemed to have provided its shareholders with the information relating to the matters to be described or indicated in the reference documents of the meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements.

(Resolution Method)

Article 16.

1.	Unless otherwise provided for by laws and regulations or these Articles of Incorporation, a resolution of a meeting of shareholders shall be adopted by the majority of the votes of shareholders present at such meeting who are entitled to exercise voting rights at such meeting.

2.	The resolution provided for in Article 309(2) of the Companies Act shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present and by at least two-thirds (2/3) of the votes of such shareholders present.

(Exercise of Voting Rights by Proxy)

Article 17.

1.	A shareholder may designate another shareholder of the Company with voting rights as a proxy to exercise the designating shareholder’s voting rights.

2.	In the case of the preceding Paragraph, such shareholder or proxy must submit a document evidencing the proxy power to the Company for each meeting of shareholders.

CHAPTER IV. DIRECTORS

AND BOARD OF DIRECTORS

(Number of Directors)

Article 18.

The Company shall have eight (8) or fewer Directors.

(Election Method)

Article 19.

1.	The Directors shall be elected at the meeting of shareholders.

2.	A resolution for the election of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by a majority of the votes of such shareholders present.

3.	No cumulative voting shall be adopted for the resolution for election of Directors.

(Dismissal Method)

Article 20.

A resolution for the dismissal of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by at least two-thirds (2/3) of the votes of such shareholders present.

(Term of Office)

Article 21.

The term of office of a Director shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within one (1) year after his or her election.

(Representative Director and Directors with Specific Titles)

Article 22.

1.	A Representative Director shall be elected by a resolution of the Board of Directors.

2.	The Board of Directors may elect one (1) Director-Chairman, and one (1) Director-President, and several Director-Vice-President(s), Senior Managing Director(s) and Managing Director(s) by its resolution.

(Duties of the Director-President)

Article 23.

1.	The Director-President shall carry out the business of the Company.

2.	If there is no Director-President or if the Director-President is unable to perform his or her duties, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall act on behalf of such Director-President.

(Convener and Chairman of a Meeting of the Board of Directors)

Article 24.

1.	Unless otherwise provided for by laws and regulations, the Director-President shall convene the meeting of the Board of Directors and act as chairman at the meeting.

2.	If there is no Director-President or the Director-President is unable to convene the meeting of the Board of Directors, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall convene the meeting of the Board of Directors and act as a chairman.

(Convocation Notice for a Meeting of the Board of Directors)

Article 25.

1.	The convocation notice for a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three days prior to the schedule date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

2.	If all Directors’ and Corporate Auditors’ consents are obtained, a meeting of the Board of Directors may be held without undertaking the convocation procedures.

(Omission of a Resolution of a Meeting of the Board of Directors)

Article 26.

The Company may deem that a resolution at a meeting of the Board of Directors has been made when the requirements set forth in Article 370 of the Companies Act are fulfilled.

(Regulations of the Board of Directors)

Article 27.

Matters regarding the Board of Directors shall be prescribed by the Regulations of the Board of Directors determined by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)

Article 28.

The remuneration or bonuses, or any other property benefits to be received from the Company in consideration for execution of duties (“Remuneration, etc.”) by the Directors shall be determined by a resolution of a meeting of shareholders.

(Outside Director and Contracts for Limitation of Liability)

Article 29.

In accordance with the provision of Article 427(1) of the Companies Act, the Company may execute an agreement with an Outside Director that limits the liability for damages set forth in Article 423(1) of the Companies Act; provided, however, that the upper limit of the liability under such agreement shall be the higher amount of either an amount to be determined in advance which will be more than or equal to six million (6,000,000) yen, or the amount set forth under laws and regulations.

CHAPTER V. CORPORATE AUDITORS AND

BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors)

Article 30.

The Company shall have four (4) or fewer Corporate Auditors.

(Election Method)

Article 31.

1.	The Corporate Auditors shall be elected at the meeting of shareholders.

2.	A resolution for election of Corporate Auditors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights of the shareholders entitled to exercise voting rights are present, and by a majority of votes of such shareholders present.

(Term of Office)

Article 32.

1.	The term of office of a Corporate Auditor shall expire at the end of the ordinary meeting of shareholders that relates to the latest business year ending within four (4) years after his or her election of office.

2.	The term of office of a Corporate Auditor elected to fill a vacancy of a Corporate Auditor who resigned before the expiration of the term of office shall expire when the remaining term of his or her predecessor expires.

(Full-time Corporate Auditor)

Article 33.

A Full-time Corporate Auditor shall be elected by a resolution of the Board of Corporate Auditors.

(Convocation Notice for a Meeting of the Board of Corporate Auditors)

Article 34.

1.	The convocation notice for a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

2.	If all Corporate Auditors’ consents are obtained, a meeting of the Board of Corporate Auditors may be held without undertaking the convocation procedures.

(Regulations of the Board of Corporate Auditors)

Article 35.

Matters regarding the Board of Corporate Auditors shall be prescribed by the Regulations of the Board of Corporate Auditors determined by the Board of Corporate Auditors, in addition to laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)

Article 36.

The Remuneration, etc., of a Corporate Auditor shall be determined by a resolution of a meeting of shareholders.

(Outside Corporate Auditors and Contracts for Limitation of Liability)

Article 37.

In accordance with the provision of Article 427(1) of the Companies Act, the Company may execute an agreement with an Outside Corporate Auditor that limits the liability for damages set forth in Article 423(1) of the Companies Act; provided, however, that the upper limit of the liability under such agreement shall be the higher amount of either an amount to be determined in advance which will be more than or equal to five million (5,000,000) yen, or the amount set forth under laws and regulations.

CHAPTER VI. ACCOUNTING

(Business Year)

Article 38.

The business year of the Company shall be one (1) year beginning from the first day of March of each year and ending on the last day of February of the following year.

(Organization Determining Dividends of Surplus, etc.)

Article 39.

Unless otherwise provided for by laws and regulations, the Company shall determine the matters set forth in each item of Article 459(1) of the Companies Act such as dividends of surplus, by a resolution of a meeting of the Board of Directors, and not by the resolution of a meeting of shareholders.

(Record Date for Dividends of Surplus)

Article 40.

1.	The record date for year-end dividends of the Company shall be the last day of February of each year.

2.	The record date for interim dividends of the Company shall be the 31st of August of each year.

3.	In addition to the preceding two Paragraphs, the Company may distribute surplus by setting a record date.

(Exclusion Period for Dividends)

Article 41.

1.	If the dividends are to be paid in cash, the Company shall be released from its obligation to pay such dividends which remain unclaimed for more than three (3) years after the date on which such dividends first became payable.

2.	No interest shall be added to the amount specified in the preceding Paragraph.

CHAPTER VII. SUPPLEMENTARY PROVISIONS

(Initial Business Year)

Article 1.

Notwithstanding the provision of Article 38, the initial business year of the Company shall be from the incorporation date of the Company to the last day of February of the following year.

(Remuneration, etc., of Initial Directors and Corporate Auditors)

Article 2.

Notwithstanding the provision of Article 28, for the initial Directors, the total amount of the Remuneration, etc. for the term starting from the date of the incorporation of the Company and until the conclusion of the first ordinary meeting of shareholders (the “Initial Remuneration Amount”), shall be less than or equal to five hundred million (500,000,000) yen. Further, notwithstanding the provision of Article 36, the Initial Remuneration Amount of the Company’s initial Corporate Auditors shall be less than or equal to fifty million (50,000,000) yen.

(Deletion of Supplementary Provisions)

Article 3.

These supplementary provisions shall be deleted at the conclusion of the initial ordinary meeting of shareholders.

Exhibit 2

Outline of Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD.

1.	Name of the share options

Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), and the number of shares subject to each share option shall be 100 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 3,620.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From December 1, 2008 to November 30, 2011

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the grant of such share option to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a holder of the share option deceases, the share option will not be inherited by any heir of such holder of the share option.

(3)	The share options may not be exercised partially.

(4)

Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the subject parties pursuant to resolutions of the ordinary meeting of shareholders for the 57th fiscal year and the board of directors of the Company.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation.

(2)	If the share options become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the share options without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

December 15, 2006

11.	Share option certificates

The share option certificates shall be issued if and only if a holder of the share options makes a request therefor.

Exhibit 3

Outline of Series 1 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 1 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be 165 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the Share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 2,194.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From June 1, 2011 to November 30, 2011

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the grant of such share option to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a holder of the share option deceases, the share option will not be inherited by any heir of such holder of the share option.

(3)	The share options may not be exercised partially.

(4)	Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the subject share option holders.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation on a date separately determined by the board of directors.

(2)	If the share options become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the share options without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

June 1, 2011

11.	Share option certificates

The share option certificates shall be issued if and only if a holder of the share options makes a request therefor.

Exhibit 4

Outline of Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD.

1.	Name of the share options

Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), and the number of shares subject to each share option shall be 100 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the respective share options (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 2,085.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1

after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From December 1, 2009 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Options Holders pursuant to resolutions of the ordinary meeting of shareholders for the 58th fiscal year and the board of directors of the Company.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

7)	To be determined in accordance with Section 6 above.

8)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

9)	Events for acquiring the share options by the Restructuring Company

10)	To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

December 17, 2007

11.	Share option certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 5

Outline of Series 2 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 2 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be 165 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the respective share options (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 1,264.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From June 1, 2011 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Options Holders.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation on a date separately determined by the board of directors.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

June 1, 2011

11.	Share option right certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 6

Outline of Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD.

1.	Name of the share options

Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), and the number of shares subject to each share option shall be 100 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 1,581.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From December 1, 2009 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the share options Holders pursuant to resolutions of the ordinary meeting of shareholders for the 58th fiscal year and the board of directors of the Company.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

February 15, 2008

11.	Share option certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 7

Outline of Series 2-2 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 2-2 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be 165 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 959.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From June 1, 2011 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Options Holders.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation on a date separately determined by the board of directors.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

June 1, 2011

11.	Share option certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 8

Outline of Series 2 Share Options of TOKYO STYLE CO., LTD.

1.	Name of the share options

Series 2 Share Options of TOKYO STYLE CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TOKYO STYLE CO., LTD. (the “Company”), and the number of shares subject to each share option shall be the number obtained by multiplying the total number of the share options by 1,000.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The type of the contribution upon the exercise of the share options is cash, and the value thereof shall be the amount to be paid for each share upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 778.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options (“Share Options Allotment Date”), the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options (except for sale of treasury stocks, and conversion or exercise of the share options or securities which are, or may be, convertible to common shares of the Company and share options under which issuance of common shares of the Company may be demanded (including those granted with the bonds with share options), pursuant to the provisions of Article 194 of the Companies Act), the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” shall be replaced with the terms “Number of Treasury Shares to be Disposed of.”

In addition, in the event the Company (i) conducts a merger; (ii) conducts an allotment of shares without contribution; or (iii) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent reasonable upon taking into account factors such as conditions of the merger or the like and the conditions for the allotment of shares without any contribution.

5.	Exercise period of the share options

From June 25, 2012 to June 24, 2015

6.	Conditions for exercise of the share options

(1)	A holder of a share option is required to be a director, corporate auditor or employee of the Company or Company’s affiliates at the time of exercise of the share options unless such holder has resigned from the above position upon expiration of an appointed term of office or faced mandatory retirement or the board of directors of the Company finds that there is a legitimate reason.

(2)	The share options shall not be inherited.

(3)

Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the subject holders of share options pursuant to resolutions of the ordinary meeting of shareholders of the Company for the 62nd fiscal year held on May 27, 2010 and the board of directors.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If a holder of a share option no longer satisfies the conditions for exercise of the share option as provided in Section 6 above, the Company may acquire the share option without compensation.

(2)	If the ordinary meeting of shareholders of the Company approves a proposal to approve a merger agreement under which the Company will be a dissolving company or a share exchange agreement or share transfer plan under which the Company will be a wholly-owned subsidiary, the Company may acquire the share options without any compensation.

9.	Restriction on acquisition of the share options by transfer

Any acquisition of the share options by transfer must be approved by a resolution of the board of directors of the Company.

10.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs below, share options of the relevant company provided below shall be issued in accordance with the ratio of the relevant restructuring.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

11.	Allotment date for the share options

June 25, 2010

Exhibit 9

Outline of Series 3 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 3 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of Series 3 of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be the number obtained by multiplying the total number of the share options by 1,000.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The type of the contribution upon the exercise of the share options is cash, and the value thereof shall be the amount to be paid for each share upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 778.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options (“Share Options Allotment Date”), the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options (except for sale of treasury stocks, and conversion or exercise of the share options or securities which are, or may be, convertible to common shares of the Company and share options under which issuance of common shares of the Company may be demanded (including those granted with the bonds with share options), pursuant to the provisions of Article 194 of the Companies Act), the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share

Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” shall be replaced with the terms “Number of Treasury Shares to be Disposed of.”

In addition, in the event the Company (i) conducts a merger; (ii) conducts an allotment of shares without contribution; or (iii) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent reasonable upon taking into account factors such as conditions of the merger or the like and the conditions for the allotment of shares without any contribution.

5.	Exercise period of the share options

From June 25, 2012 to June 24, 2015

6.	Conditions for exercise of the share options

(1)	A holder of a share option is required to be a director, corporate auditor or employee of the Company or Company’s affiliates at the time of exercise of the share options unless such holder has resigned from the above position upon expiration of an appointed term of office or faced mandatory retirement or the board of directors of the Company finds that there is a legitimate reason.

(2)	The share options shall not be inherited.

(3)

Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between TOKYO STYLE CO., LTD. and the subject holders of share options pursuant to resolutions of the ordinary meeting of shareholders of the Company for the 62nd fiscal year held on May 27, 2010 and the board of directors of TOKYO STYLE CO., LTD.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If a holder of a share option no longer satisfies the conditions for exercise of the share option as provided in Section 6 above, the Company may acquire the share option without compensation.

(2)	If the ordinary meeting of shareholders of the Company approves a proposal to approve a merger agreement under which the Company will be a dissolving company or a share exchange agreement or share transfer plan under which the Company will be a wholly-owned subsidiary, the Company may acquire the share options without any compensation.

9.	Restriction on acquisition of the share options by transfer

Any acquisition of the share options by transfer must be approved by a resolution of the board of directors of the Company.

10.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs below, share options of the relevant company provided below shall be issued in accordance with the ratio of the relevant restructuring.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

11.	Allotment date for the share options

June 1, 2011

3.	Appropriateness of the Provisions Concerning the Matters listed in Article 773(1)(v) and (vi) of the Companies Act

(1)	The Company and SANEI have determined the ratio of allotment of common shares of “TSI HOLDINGS CO., LTD.” to be issued to the respective shareholders of the Company and SANEI, which will be its wholly-owned subsidiaries, upon the incorporation of “TSI Holding Co., Ltd.” by way of the Share Transfer (“Share Transfer Ratio”) as follows:

(a)	Description of the allotments in the Share Transfer (Share Transfer Ratio)

Company	Company	SANEI
Share Transfer Ratio	1.00	1.65

(Note 1)	1 share of common stock of “TSI HOLDINGS CO., LTD.” will be allotted and delivered for each share of common stock of the Company, and 1.65 shares of common stock of “TSI HOLDINGS CO., LTD.” will be allotted and delivered for each share of common stock of SANEI in the Share Transfer. A share unit for “TSI HOLDINGS CO., LTD.” is scheduled to be 100 shares.

In case there is any fraction of less than one share of common stock of “TSI HOLDINGS CO., LTD.” that is to be delivered to the shareholders of the Company or SANEI in the Share Transfer, a cash amount equivalent to that fraction will be paid to the shareholders pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

The Share Transfer Ratio above may be changed through mutual consultation between both companies if any material change occurs with regard to any of the various conditions upon which the ratio has been determined.

(Note 2)	New shares to be issued by “TSI HOLDINGS CO., LTD.”

115,791,503 shares of common stock (tentative)

The number of newly issued “TSI HOLDINGS CO., LTD.” shares has been calculated based on the total number of issued and outstanding shares of the Company (102,507,668 shares) and those of SANEI (17,780,200 shares) as of August 31, 2010; provided, however, that the respective treasury stock which the companies held as of August 31, 2010 (Company: 14,402,930 shares; SANEI: 1,000,342 shares) have not been included as shares to be exchanged with the new shares in calculating the above number because the Company and SANEI plan to cancel all of their treasury shares by the day before the incorporation of “TSI HOLDINGS CO., LTD.” The number of shares to be issued by “TSI HOLDINGS CO., LTD.” may change if share options are exercised before the incorporation date of “TSI HOLDINGS CO., LTD.”

(b)	Basis for calculation of description of the allotments in the Share Transfer (Share Transfer Ratio)

1)	Measures to ensure the fairness

In order to ensure the fairness of the Share Transfer Ratio to be used in the Share Transfer, the Company and SANEI appointed ABeam M&A Consulting Ltd. (“ABeam M&A Consulting”) and Trustees Consulting LLP (“Trustees Consulting”), respectively, as its independent institution for the calculation of the Share Transfer Ratio regarding the management integration, respectively requested the calculation of the Share Transfer Ratio and obtained a share transfer ratio calculation report.

Neither the Company nor SANEI has obtained a fairness opinion (evaluation on fairness) from a third-party institution.

2)	Measures to avoid conflicts of interest

No special measures to avoid conflicts of interest have been taken due to the fact that no director of the Company and SANEI also serves as a director, executive or an employee of the other company.

3)	Basis of calculation

As the common stock of each company has a market price, ABeam M&A Consulting employed the average market price method, as well as the comparable peer company method and the DCF (discounted cash flow) method, to calculate the range of the Share Transfer Ratio, after analysis of the various conditions of the Share Transfer. When calculating by the average market price method, ABeam M&A Consulting, upon considering the recent level of the share prices, determined that it is reasonable to use the market prices for a certain period of time, and used the latest closing price, the average closing prices and the volume weighted average prices for periods of one month, three months and six months prior to the appraisal reference date, with the appraisal reference date as October 13, 2010, because (a) singularities in the value formation process cannot be eliminated when using a share price at a certain point of time, and (ii) the share price taking into account the current level of each company’s profitability will not be reflected when using an average share price for an extensive period of time. ABeam M&A Consulting also employed the comparable peer company method, after analysis of various comparative indicators of peer companies, based on its determination that it can reflect the objectivity of the capital markets in a same way as the average market price method as it uses the share prices and financial data of peer companies. ABeam M&A Consulting determined that the DCF method is suitable in evaluating a going business because it is based on a company’s future free cash flow, and evaluated the corporate value by discounting at a certain discount rate the future free cash flow calculated based on the business projections of both companies to arrive at a present value.

The results of the calculation for each method are as follows. The ranges of the Share Transfer Ratio below are those for the common stock of SANEI vis-à-vis one share of common stock of the Company.

	Method	Range of the Share Transfer Ratio
(a)	Average Market Price Method	1.29 ~ 1.72
(b)	Comparable Peer Company Method	1.09 ~ 1.62
(c)	Discounted Cash Flow Method	1.57 ~ 1.74

ABeam M&A Consulting used the information provided by both companies and publicly available information to calculate the Share Transfer Ratio on the assumption that all such information and materials are accurate and complete, and ABeam M&A Consulting has not conducted any independent verification of the accuracy and completeness of these information and materials. In addition, ABeam M&A Consulting has not made any independent evaluation, appraisal or verification of the assets or liabilities (including contingent liabilities) of either company or their affiliates (including analysis or evaluation of each individual asset or liability), nor has requested appraisal or verification to a third-party institution. ABeam M&A Consulting assumed that the financial projections for both companies have been rationally prepared on the basis of the best possible estimates and judgments available at this point in time from the management of each company. The calculation by ABeam M&A Consulting reflects information and the various economic conditions as of October 13, 2010.

The results of the calculation of the Share Transfer Ratio submitted by ABeam M&A Consulting do not present an opinion on fairness (fairness opinion) of the Share Transfer Ratio for the Share Transfer.

As the common stock of each company has a market price, Trustees Consulting employed the average market price method, as well as the DCF (discounted cash flow) method, to calculate the range of the Share Transfer Ratio. When calculating by the average market price method, Trustee Consulting, upon considering the recent level of the share prices, determined that it is reasonable to use the market prices for a certain period of time, and used the calculated range of the Share Transfer Ratio based on the latest closing price, the average closing prices and the closing volume average prices for periods of one month, three months and six months prior to the appraisal reference date, with the appraisal reference date as October 13, 2010, because (a) singularities in the value formation process cannot be eliminated when using a share price at a certain point of time, and (ii) the share price taking into account the current level of each company’s profitability will not be reflected when using an average share price for an extensive period of time. Trustees Consulting determined that the DCF method is suitable in evaluating a going business because it is based on a company’s future free cash flow, and evaluated the corporate value by discounting at a certain discount rate the future free cash flow calculated based on the business projections of both companies, results of financial and tax-related due diligence and interviews with the management of each company to arrive at a present value.

The results of the calculation for each method are as follows. The ranges of the Share Transfer Ratio below are those for the common stock of SANEI vis-à-vis one share of common stock of the Company.

	Method	Range of the Share Transfer Ratio
(a)	Average Market Price Method	1.293 ~ 1.719
(b)	Discounted Cash Flow Method	1.527 ~ 2.145

Trustees Consulting used the information provided by both companies and publicly available information to calculate the Share Transfer Ratio on the assumption that all such information and materials are accurate and complete, and Trustees Consulting has not conducted any independent verification of the accuracy and completeness of these information and materials. In addition, Trustees Consulting has not made any independent evaluation, appraisal or verification of the assets or liabilities (including contingent liabilities) of either company or their affiliates (including analysis or evaluation of each individual asset or liability). Trustees Consulting assumed that the financial projections for both companies have been rationally prepared on the basis of the best possible estimates and judgments available at this point in time from the management of each company. The calculation by Trustees Consulting reflects the above mentioned information as of October 13, 2010.

4)	Background of calculation

As described above, the Company requested ABeam M&A Consulting and SANEI requested Trustees Consulting to calculate the Share Transfer Ratio to be used in the Share Transfer, both companies considered various factors such as the financial and assets conditions and future projections in a comprehensive manner while referencing the results of the calculations by such third party institutions, and upon careful deliberation, both companies determined that the above mentioned Share Transfer Ratio is appropriate.

5)	Relationship with calculating institutions

Neither ABeam M&A Consulting nor Trustees Consulting, the institutions requested to calculate the Share Transfer Ratio, is a “related party” of either the Company or SANEI.

(2)	The Company and SANEI have determined the respective amounts of the capital, reserves, etc. of “TSI HOLDINGS CO., LTD.” upon the incorporation of “TSI HOLDINGS CO., LTD.” by way of the Share Transfer as follows:

(a)	The respective amounts of the capital, reserves, etc. of “TSI HOLDINGS CO., LTD. are as follows:

(i)	Capital	JPY 15,000,000,000
(ii)	Capital Reserve	JPY 3,750,000,000
(iii)	Earned Reserve	JPY 0

(b)	The respective amounts of the capital, reserves, etc. of “TSI HOLDINGS CO., LTD.” above have been determined within the scope of the provisions of Article 52 of the Ordinance on Accounting of Companies upon comprehensive consideration and review of the post-incorporation capital strategies, etc. of “TSI HOLDINGS CO., LTD.” and consultation between the Company and SANEI.

4.	Appropriateness of the Provisions Concerning the Matters listed in Article 773(1)(ix) and (x) of the Companies Act in Relation to the Share Options Issued by the Company and SANEI in accordance with Article 808(3)(iii) of the Companies Act

Taking into account the terms and conditions of the share options listed in (1) through (4) below which the Company and SANEI respectively issued and the Share Transfer Ratio, and from the perspective of equally protecting the rights of the holders of shares of common stock and the holders of the respective share options, the Company and SANEI have determined to issue the respective share options of “TSI HOLDINGS CO., LTD.” to the holders of the relevant respective share options in exchange for the relevant respective share options held thereby, under the terms, conditions and ratio provided in (1) through (4) below:

(1)	To the holders of Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 2 hereof), one (1) unit of Series 1 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 3 hereof in exchange for one (1) unit of the relevant share options held thereby.

(2)	To the holders of Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 4 hereof), one (1) unit of Series 2 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 5 hereof in exchange for one (1) unit of the relevant share options held thereby.

(3)	To the holders of Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 6 hereof), one (1) unit of Series 2-2 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 7 hereof in exchange for one (1) unit of the relevant share options held thereby.

(4)	To the holders of Series 2 Share Options of TOKYO STYLE CO., LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 8 hereof), one (1) unit of Series 3 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 9 hereof in exchange for one (1) unit of the relevant share options held thereby.

5.	Matters Concerning SANEI

(1)	Details of financial statements for the most recent business year (Ending on August 2010)

The details of the financial statements of SANEI for the business year ending on August 2010 are as provided in the Exhibits “Financial Statements of SANEI-INTERNATIONAL CO.,LTD.”

(2)	Details of subsequent events that materially affect the condition of the corporate assets that have taken place after the last day of the most recent business year

(i)	Business transfer to a subsidiary by way of company split

SANEI, at the board of directors’ meeting held on June 14, 2010, adopted a resolution to transfer its businesses pertaining to production management (including trade operations and quality management) and logistics management (excluding the business related to patterns) to Sanei Production Network Co., Ltd., a wholly-owned subsidiary of SANEI (incorporated on May 27, 2010), entered into a simplified absorption-type company split agreement as of the date thereof, and completed such company split on September 1, 2010.

Business relationships, etc. under the common control:

Business Transfer to a Subsidiary by way of Company Split

(a)	Name and details of the company or business subject to the business combination

Company Name	Name of Business	Details of Business
SANEI	Apparel business	Production and logistics businesses

(b)	Legal method of the business combination

A simplified absorption-type company split, with SANEI being the splitting company and Sanei Production Network Co., Ltd., a wholly-owned subsidiary of SANEI, being the successor company.

(c)	Name after the business combination

Sanei Production Network Co., Ltd.

(d)	Outline of the transaction including the purpose of the transaction

1)	Purpose of the company split

The purpose is to centralize purchasing and procurement of finished goods and merchandizes within SANEI Group in order to establish a prompt supply mechanism with quality and cost corresponding to the customer values.

2)	Day of the company split (effective date)

September 1, 2010

e)	Outline of the executed accounting treatment

The transaction was treated as a “transaction under common control” in accordance with “Accounting Standard for Business Combination” (Corporate Accounting Standard No.21 of December 26, 2008), and “Corporate Accounting Standards Implementation Guidelines Regarding Accounting Standard for Business Combination and Accounting Standard for Business Split, etc. (Corporate Accounting Standards Implementation Guidelines No.11, December 26, 2008).

(ii)	Withdrawal from Welfare Pension Fund

SANEI passed a resolution at the board of directors’ meeting held on December 14, 2010 to withdraw from welfare pension fund, Osaka Orimonosho Welfare Pension Fund, of which SANEI and part of its domestic consolidated-subsidiaries have been members.

(a)	Reason and details of the withdrawal

SANEI and part of its subsidiary group companies (PlaX Co., Ltd. and Sanei Production Network Co., Ltd.) have been members of a comprehensive incorporation-type pension fund, Osaka Orimonosho Welfare Pension Fund, for the purpose of enhancing benefit programs for the employees. However, as there is a possibility that the future results of the asset management by the said fund may have a material impact on the performance of the SANEI Group, SANEI has decided to withdraw from the said fund to fundamentally resolve such future risk, and restore our financial health.

Based on the foregoing, SANEI is in the process of seeking consent from the board of representatives of the said fund and approval from the Health, Labour and Welfare Ministry, and SANEI plans to withdraw from the said fund by March of 2011.

(b)	Impact on the business performance

Upon withdrawal from the said fund, losses of approximately JPY 4,800,000,000 (estimated) on non-consolidated results and approximately JPY 5,000,000,000 on consolidated results are expected to be incurred as extraordinary premium for withdrawal, and if such withdrawal takes place as intended by SANEI, such losses will be recorded as extraordinary losses for the accounting period ending on August, 2011.

6.	Subsequent Events of the Company that Materially Affect the Condition of the Corporate Assets that Have Taken Place after the Last Day of the Most Recent Business Year (Ending on February, 2010)

(a)	Acquisition of fixed assets

The Company, at the board of directors’ meeting held on June 24, 2010, adopted a resolution to acquire the following real estate, entered into a real estate sale and purchase agreement on August 4 of the said year, and received the delivery of the real estate on August 26 of the said year.

Location	Segment	Equipment	Book Value (Unit: JPY million)
			Buildings and structures	Land (m2)	Total
Jinnan, Shibuya-ku, Tokyo	Fashion, apparel and general merchandise related business	Land and building on which the head office and headquarter of Nano Universe Co., Ltd., a consolidated subsidiary of the Company, is located	719	1,919 (380.42)	2,639

(b)	Changes in consolidated subsidiaries

On August 27, 2010, it was determined that the Company would acquire an interest in Beijing Tsubomi Fashion Co., Ltd. and make it a subsidiary, and made the investment as of November 30 of the said year. The summary of the company which newly became a consolidated subsidiary is as follows:

(1) Name	Beijing Tsubomi Fashion Co., Ltd.
(2) Location	Jian Wai Soho, Building B, Room 1107-1108, 39 East Third Ring Road, Chaoyang District, Beijing 100022, China
(3) Names and Titles of Representatives	Chairman of the Board of Directors: Noritaka Izaki President: Tsubomi Murayama
(4) Business	Planning, manufacturing and sales of clothes, accessories, etc.
(5) Capital	USD 500,000
(6) Date of Incorporation	October 29, 1996
(7) Shareholders	TOKYO STYLE: 51%; Tsubomi Murayama: 49%
(8) Date of the Investment by the Company	November 30, 2010
(9) Sales of Most Recent 3 Years

	(Unit: CNY 1,000)
(Business Year)	Ending on December 2007	Ending on December 2008	Ending on December 2009
(Sales)	56,393	76,513	92,765

Tokyo Style Sewing Sukagawa, which was a consolidated subsidiary of the Company, adopted a resolution to dissolve at an extraordinary meeting of shareholders held on September 30, 2010, and completed liquidation on December 30 of the said year.

The summary of the dissolved and liquidated company is as follows:

(1) Name	Tokyo Style Sewing Sukagawa

(2) Location	197 Hinatamachi, Sukagawa-shi, Fukushima-ken

(3) Names and Titles of Representatives	Kazuaki Oya, Representative Director and President

(4) Business	Sewing Womens’ Apparel

(5) Capital	JPY 50,000,000

(6) Date of Incorporation	November 19, 1970

(7) Shareholders	TOKYO STYLE: 100%

(8) Liquidation Completion Date	December 30, 2010

7.	Matters Provided in Article 74 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become Directors of “TSI HOLDINGS CO., LTD.”

The individuals who will become the directors of “TSI HOLDINGS CO., LTD.” are as follows:

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of SANEI Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Masahiko Miyake (January 3, 1935)	Mar. 1962	Joined SANEI	(1) (2) (3)	0 923,844 1,524,342
	Oct. 1972	Director of SANEI
	Sept. 1980	Executive Director of SANEI
	Nov. 1996	Representative Director and President of SANEI
	July 2008	Director and Adviser of SANEI
	Sept. 2008	Director, Adviser, and Manager of the International Business Headquarters of SANEI
	Nov. 2008	Director and Chairman and Manager of the International Business Headquarters of SANEI (Currently Held)
	Sept. 2010	Director and Chairman of SANEI in Charge of Overseas Strategy (Currently Held)
Yoshiki Nakajima (December 25, 1953)	Mar. 1976	Joined the Company	(1) (2) (3)	25,000 0 25,000
	Mar. 1993	General Manager of the Corporate Planning Department of the Company
	Mar. 2003	Corporate Officer and General Manager of the Administration of the Company
	May 2003	Director of the Company and General Manager of the Administration of the Company
	May 2005	Managing Director of the Company and General Manager of the Administration and the Personnel Division of the Company
	Sept. 2009	Representative Director and President of the Company (Currently Held)

Takahiko Miyake (March 20, 1965)	Aug. 1990	Joined SANEI	(1) (2) (3)	0 2,289,200 3,777,180
	Nov. 1997	Director of SANEI
	Aug. 2000	Executive Director of SANEI
	Sept. 2003	Executive Director and General Manager of Management Strategy Headquarters of SANEI
	Sept. 2004	Executive Director and Executive General Manager of International Business Headquarters of SANEI
	Nov. 2005	Director and Vice President of SANEI
	Jul. 2008	Representative Director and Vice President of SANEI
	Nov. 2008	Representative Director and President of SANEI (Currently Held)
	Jan. 2009	Representative Director, President and CEO and Executive General Manager of the Business Headquarters of SANEI

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of SANEI Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Haruki Harashima (January 11, 1951)	Mar. 1973	Joined the Company	(1) (2) (3)	27,000 0 27,000
	Aug. 1985	General Manager of Aylesbury Business of the Company
	May 1993	Director and General Manager of Department Store Sales Division No.1 of the Company
	May 1997	Director and Branch Manager of Osaka Branch of the Company
	May 2003	Corporate Officer and General Manager of Department Store Sales Division No.3 of the Company
	May 2006	Managing Director in Charge of Sales No. 1 of the Company
	Sep. 2009	Managing Director and General Manager of Metropolitan-Area Business Division Missy/Mrs. of the Company
	Mar. 2010	Senior Managing Director of the Company and General Manager of Business Headquarter
	Oct. 2010	Representative Director and Senior Managing Director of the Company and General Manager of Business Headquarter (Currently Held)

Keiji Hirose (February 13, 1962)	Feb. 1989	Joined SANEI	(1) (2) (3)	0 2,600 4,290
	Sept. 1996	General Manager of Pinky & Dianne / NOVESPAZIO Business Department of SANEI
	Sept. 2001	Executive Officer of SANEI
	Nov. 2003	Director of SANEI (Currently Held)
	Sept. 2008	Director and Executive General Manager of the Business Development Headquarters of SANEI
	Sept. 2009	Director, Executive General Manager of Marketing Integration Headquarters and Executive General Manager of Store Business Headquarters of SANEI
	Oct. 2009	Director and Managing Executive Officer of SANEI (Currently Held)
	Sept. 2010	Director, Managing Executive Officer and Executive General Manager of Business Headquarters (Currently Held)

Noritaka Izaki (July 1, 1955)	Mar. 1978	Joined the Company	(1) (2) (3)	2,000 0 2,000
	Mar. 2006	General Manager of the Overseas Business Division of the Company
	Jul. 2007	Chairman of Directors and President of Tokyo Style Shanghai Commercial Trading Co., Ltd. (Currently Held)
	Mar. 2010	Corporate Officer and General Manager of Overseas Business Division of the Company (Currently Held)
	Nov. 2010	Chairman of Beijing Tsubomi Fashion Co., Ltd.(Currently Held)

Yoshinori Shinohara (March 1, 1935)	Feb. 1963	Registered as Certified Public Accountant	(1) (2) (3)	0 0 0
	Jul. 1969	Representative Partner of Auditing Company Yamato Accounting Office
	Dec. 1974	Representative Partner of Shinwa Auditing Company
	Jul. 1985	Representative Partner of Auditing Company Asahi Shinwa Accounting Company (Currently KPMG AZSA LLC)
	May 1999	Vice Chairman of Administrators of the above Auditing Company
	Aug. 2002	Representative Director of Shinohara Management and Economics Research Institute Co., Ltd. (Currently Held)
	Nov. 2002	Director of SANEI (Currently Held)

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of SANEI Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Yuichi Iwasaki (October 18, 1932)	Apr. 1955	Joined Japanese National Railway	(1) (2) (3)	0 0 0
	Mar. 1984	Managing Director of the above company
	Jun. 1995	Representative Director and Vice Chairman of Directors of JTB Corp.
	Jun. 1996	Representative Director and President of LUMINE Co., Ltd.
	May 2000	Chairman of Japan Council of Shopping Centers
	Jun. 2001	Director and Chairman of LUMINE Co., Ltd.
	May 2002	Director of the Company (Currently Held)
	Nov. 2005	Chairman of Japan Rail Advertising Association (Currently Japan Association for Railroad Advertising Promotion) (Currently Held)
	May 2006	Adviser of Japan Council of Shopping Centers (Currently Held)

(Note)

1.	There is no special conflict of interest between the respective candidates for directors and the Company and SANEI, and no special conflict of interest is expected to arise between each candidate and “TSI HOLDINGS CO., LTD.”

2.	Mr. Yoshinori Shinohara and Mr. Yuichi Iwasaki are candidates for outside directors provided in Article 2(3)(vii) of the Ordinance for Enforcement of the Companies Act.

3.	The reason for Mr. Yoshinori Shinohara becoming a candidate for outside director is that we have determined that his abundant experience and knowledge as a certified public accountant will be useful to further enhance the corporate governance of “TSI HOLDINGS CO., LTD.”

4.	The reason for Mr. Yuichi Iwasaki becoming a candidate for outside director is that we have determined that his abundant experience and deep knowledge as a management executive, such as the Fulltime Administrator of Japan National Railway, the Representative Director and Vice Chairman of JTB Corp., the Representative Director and President of LUMINE Co., Ltd., will be useful for overall management of “TSI HOLDINGS CO., LTD.”

5.	If the appointments of Mr. Yoshinori Shinohara and Mr. Yuichi Iwasaki are approved, “TSI HOLDINGS CO., LTD.” will enter into limited liability agreements with each individual, and the terms and conditions thereof will be that the maximum amount for which they will be liable when they incur liability to compensate for damages caused by neglect of their duties will be the amount to be determined in advance which will be JPY 6,000,000 or more or the amount provided under laws and regulations, whichever is higher.

8.	Matters Provided in Article 76 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become Corporate Auditors of “TSI HOLDINGS CO., LTD.”

The individuals who will become corporate auditors of “TSI HOLDINGS CO., LTD.” are as follows:

Name (Date of Birth)	Profile, Positions, Responsibilities and Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of SANEI Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Yoji Ninomiya (March 23, 1951)	Apr. 1975	Joined the Ministry of Finance	(1) (2) (3)	0 0 0
	Jul. 1999	Chief of Hokkaido Regional Finance Bureau
	Jul. 2001	Counselor at the Ministry Secretariat of the Ministry of Finance
	Jul. 2002	Chief of Kobe Custom
	Jul. 2003	Assistant Vice-Minister of the Ministry of Land, Infrastructure, Transportation and Tourism
	Jun. 2005	Administrator of the Open University of Japan
	Oct. 2008	Administrator of Japan Financial Organization for Municipal Companies (Currently)
Fumio Watanabe (March 7, 1948)	Nov. 1976	Joined Arthur Young Accounting Company	(1) (2) (3)	0 0 0
	Sept. 1977	Joined Osawa Certified Public Accountants Office
	Mar. 1983	Registered as a Certified Public Accountant
	Feb. 1984	Registered as a Certified Public Tax Accountant
	Feb. 1984	Opened Watanabe Certified Public Accountant and Certified Public Tax Accountant Office
	May 1994	Accounting Auditor of the Company
	Jun. 2006	Outside Corporate Auditor of France Bed Holdings Co., Ltd. (Currently Held)

Saburo Horiuchi (January 14, 1945)	Oct. 1972	Registered as Certified Public Accountant	(1) (2) (3)	0 0 0
	May 1985	Partner of Shinwa Auditing Company
	Jul. 1985	Partner of Auditing Company Asahi Shinwa Accounting Company (Currently KPMG AZSA LLC)
	May 1993	Representative Partner of the above Auditing Company
	May 2003	Executive Administrator of the above Auditing Company
	Nov. 2004	Corporate Auditor of SANEI (Currently Held)
	Jul. 2006	Outside Director of Meiji Yasuda Life Insurance Company (Currently Held)
	Jun. 2010	Outside Corporate Auditor of Mitsubishi Logistics Corporation (Currently Held)

(Note)

1.	There is no special conflict of interest between the respective candidates for corporate auditors and the Company and SANEI, and no special conflict of interest is expected to arise between each candidate and “TSI HOLDINGS CO., LTD.”

2.	Mr. Yoji Ninomiya, Mr. Fumio Watanabe and Mr. Saburo Horiuchi are candidates for outside corporate auditors provided in Article 2(3)(viii) of the Ordinance for Enforcement of the Companies Act.

3.	The reason for Mr. Yoji Ninomiya becoming a candidate for outside corporate auditor is that we have determined that he will be able to appropriately perform the duties of outside corporate auditor of “TSI HOLDINGS CO., LTD.” because, after holding various key positions at the Finance Ministry, he served as the administrator of the Open University of Japan, the administrator of Japan Financial Institution for Municipal Companies (currently Japan Finance Institution for Municipalities) and is well-versed in finance and economy.

4.	The reason for Mr. Fumio Watanabe becoming a candidate for outside corporate auditor is that we have determined that he will be able to appropriately perform the duties of outside corporate auditor of “TSI HOLDINGS CO., LTD.” because he is well-versed in corporate financing and legal affairs as a certified public accountant and certified public tax accountant, and he holds sufficient knowledge to control corporate management.

5.	The reason for Mr. Saburo Horiuchi becoming a candidate for outside corporate auditor is that we have determined that he will be able to appropriately perform the duties of outside corporate auditor of “TSI HOLDINGS CO., LTD.” because he holds abundant experience and knowledge as a certified public accountant.

6.	If the appointments of Mr. Yoji Ninomiya, Mr. Fumio Watanabe and Mr. Saburo Horiuchi are approved, “TSI HOLDINGS CO., LTD.” will enter into limited liability agreements with each individual, and the terms and conditions thereof will be that the maximum amount for which they will be liable when they incur liability to compensate for damages caused by neglect of their duties will be the amount to be determined in advance which will be JPY 5,000,000 or more or the amount provided under laws and regulations, whichever is higher.

9.	Matters Provided in Article 77 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become the Accounting Auditor of “TSI HOLDINGS CO., LTD.”

The entity which will become the accounting auditor of “TSI HOLDINGS CO., LTD.” is as follows:

Name	KPMG AZSA LLC
Location of the Principal Office	1-2 Tsukudocho, Shinjuku-ku, Tokyo

Summary (As of October 31, 2010)	Number of Certified Public Accountants	2,465
	Number of Assistant Certified Public Accountants	128
	Number of Individuals Who Passed the New Exam	1,627
	Number of Professional Staff	825
	Number of Other Staff	571

	Total	5,616
	Capital Amount	JPY 3,000 million
	Number of Offices, etc.	13 Offices in Japan

History	Jul. 1985	Formed Auditing Company Asahi Shinwa Accounting Company
	Oct. 1993	Formed Asahi Auditing Company by a merger of Auditing Company Asahi Shinwa Accounting Company and Inoue Saito Eiwa Auditing Company (Formed in April 1978)
	Apr. 2003	Asahi Auditing Company formerly becoming a KPMG member firm
	Jan. 2004	Formed AZSA Auditing Company upon a merger of Asahi Auditing Company and AZSA Auditing Company, continually being a KPMG member firm
	Jul. 2010	Changed to LLC Auditing Company, and changed the corporate name to “KPMG AZSA LLC”

(Note)

KPMG AZSA LLC provided advisory services, which is a service besides other than those provided in Article 2(1) of the Certified Public Accountants Act (Non-Auditing Services), to SANEI and received fees (JPY 24 million) during the last 2 years.

10.	Matters Provided in Articles 82 and 84 of the Ordinance for Enforcement of the Companies Act Concerning the Remunerations for Individuals who will become Initial Directors and Corporate Auditors of “TSI HOLDINGS CO., LTD.”, etc.

The remunerations, etc. of the initial directors and corporate auditors for the time period from the formation of “TSI HOLDINGS CO., LTD.” until the completion of the first ordinary meeting of shareholders thereof will be as provided in Article 2 of the Supplementary Provisions to the Articles of Incorporation, as stated on Page [15]. The initial number of directors and corporate auditors of “TSI HOLDINGS CO., LTD.” will be 8 (2 of which will be the outside directors) and 3, respectively.

Proposal No. 2: Partial Amendments to the Articles of Incorporation

1.	Reasons for the Amendments

When the Share Transfer becomes effective as of June 1, 2011, the Company’s shareholder will be one single company, which is “TSI HOLDINGS, CO., LTD.” the wholly-owning parent company by way of share transfer, and thus there will be no need for the record date system of the ordinary meeting of shareholders. Along with such change, the Articles of Incorporation shall be amended by deleting the provisions regarding the record date of the ordinary meeting of shareholders set forth in Article 12 of the current Articles of Incorporation, and moving up the Article numbers from Article 13 of the current Articles of Incorporation onward. The amendments to the Articles of Incorporation shall become effective as of June 1, 2011, under the conditions that Proposal No. 1 is approved, that the Share Transfer Plan approved by Proposal No.1 has not lost its effect by the day before June 1, 2011, and that the Share Transfer has not been cancelled.

2.	Details of the Amendments

The details of the amendments are as follows:

(The amended parts are underlined.)

Current Articles of Incorporation	Proposed Amendments
(Record Date) Article 12.
The Company shall have the shareholders, who are listed or recorded on the shareholder register as of the last day of February each year, be the shareholders who may exercise their rights at the ordinary meeting of shareholders of such business year.	<Deleted>

Article 13.	Article 12.
| (Provisions omitted)	| (Same as the current Articles of Incorporation)

Article 36.	Article 35.

-End-

Attachment

(SANEI-INTERNATIONAL CO., LTD.)

Consolidated Balance Sheet

(As of August 31, 2010)

(Unit: JPY million)

Item	Amount
(ASSETS)
Current assets	32,492
Cash and deposits	14,358
Notes receivable and accounts receivable	7,146
Merchandise and finished goods	7,994
Work in progress	576
Raw materials and supplies	205
Deferred tax assets	625
Other	1,629
Allowance for doubtful accounts	Δ44
Fixed assets	22,058
Tangible fixed assets	6,339
Buildings and structures	3,315
Land	1,591
Lease assets	44
Other	1,388
Intangible fixed assets	3,908
Goodwill	1
Lease assets	185
Trademark rights	3,632
Other	89
Investments and other assets	11,809
Investment securities	2,055
Long-term loans receivable	136
Lease and guarantee deposits	8,970
Deferred tax assets	35
Other	657
Allowance for doubtful accounts	Δ46

TOTAL ASSETS	54,550

(LIABILITIES)
Current liabilities	20,737
Notes payable and accounts payable	11,673
Short-term loans payable	428
Long-term loans payable within one (1) year	1,926
Lease obligations	65
Other accounts payable	2,222
Accrued income taxes	706
Allowance for bonuses to employees	1,298
Allowance for point card certificates	230
Allowance for shareholders’ benefit plans	9
Allowance for sales returns	157
Other	2,019
Fixed liabilities	6,729
Long-term loans payable	4,883
Lease obligations	168
Allowance for retirement benefits	373
Allowance for retirement benefits to officers	647
Other	656

TOTAL LIABILITIES	27,466

(NET ASSETS)
Shareholders’ equity	27,879
Capital	7,376
Capital surplus	7,455
Retained earnings	15,049
Treasury stock	Δ2,001
Valuation and conversion adjustments	Δ1,393
Other securities valuation adjustments	Δ1,054
Deferred gains or losses on hedges	Δ11
Currency conversion adjustment account	Δ326
Share options	298
Minority shareholders’ equity	299
TOTAL NET ASSETS	27,083

TOTAL LIABILITIES AND NET ASSETS	54,550

Consolidated Statement of Income

(From September 1, 2009 to August 31, 2010)

(Unit: JPY million)

Item	Amount
Net sales			100,333
Cost of sales			48,614

Gross profit			51,718
Selling, general and administrative expenses			50,856

Operating income			862
Non-operating income
Interest /dividends		47
Real estate income		189
Other		112	349
Non-operating expenses
Interest expenses		117
Loss on retirement of stores, etc.		491
Other		144	753

Ordinary income			459
Extraordinary income
Income from sale of fixed assets		12
Income from sale of affiliates’ shares		15
Reversal of allowance for doubtful accounts		10
Reversal of allowance for bonuses to employees		97
Rent settlement income		31
Income from transfer of business		20	187
Extraordinary loss
Loss on retirement of fixed assets		22
Loss on valuation of investment securities		109
Loss on liquidation of affiliates		82
Voluntary retirement related expenses		330
Head office transfer expenses		238	783

Net loss before taxes and other adjustments			136
Income, resident, and enterprise taxes		778
Income taxes, etc. refund	Δ	201
Income taxes, etc. adjustments		659	1,237
Minority shareholders income			68

Net loss			1,442

Consolidated Statement of Changes in Shareholders’ Equity

(From September 1, 2009 to August 31, 2010)

(Unit: million yen)

	Shareholders’ equity
	Capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance as of August 31, 2009	7,376	7,455	16,912	Δ2,001	29,741
Changes in the consolidated fiscal year
Dividends from retained earnings			Δ419		Δ419
Net income			Δ1,442		Δ1,442
Net change in non-shareholders’ equity items for the consolidated fiscal year
Total change for the consolidated fiscal year	—	—	Δ1,862	—	Δ1,862

Balance as of August 31, 2010	7,376	7,455	15,049	Δ2,001	27,879

	Valuation and conversion adjustments
	Other securities valuation adjustments	Deferred gains or losses on hedges	Currency conversion adjustment account	Total valuation and conversion adjustments	Share options	Minority shareholders’ equity	Total net assets
Balance as of August 31, 2009	Δ540	1	Δ228	Δ767	294	21	29,291
Changes in the consolidated fiscal year
Dividends from retained earnings							Δ419
Net income							Δ1,442
Net change in non-shareholders’ equity items for the consolidated fiscal year	Δ513	Δ13	Δ98	Δ626	3	277	Δ345
Total change for the consolidated fiscal year	Δ513	Δ13	Δ98	Δ626	3	277	Δ2,207

Balance as of August 31, 2010	Δ1,054	Δ11	Δ326	Δ1,393	298	299	27,083

Notes to Consolidated Financial Statements

Material Matters Forming the Basis of the Preparation of the Consolidated Financial Statements

Notes on Scope of consolidation

1.	Matters regarding scope of consolidation

Number of consolidated subsidiaries: 22 companies

Names of consolidated subsidiaries:

PlaX Co., Ltd.

Int-travel Co. Ltd.

Last Call Co., Ltd.

FREE’S INTERNATIONAL CO., LTD.

Sanei Asset Co., Ltd.

SANEI-LOGISTICS CO., LTD.

UNIT&GUEST CO., LTD.

ANGLOBAL Ltd.

Kate Spade Japan Co., Ltd.

Sanei Production Network Co., Ltd.

SANEI GROUP INTERNATIONAL H.K. LIMITED

SANEI INTERNATIONAL USA LLC

SANEI INTERNATIONAL KOREA CO.,LTD.

SANEI INTERNATIONAL TAIWAN CO.,LTD.

SANEI INTERNATIONAL TRADING (Shanghai) CO.,LTD.

C.S.F. LIMITED

NINGBO SANEI FASHION CO., LTD.

MARGARET HOWELL LTD.

MARGARET HOWELL (FRANCE) S.A.R.L.

SANEI BRANDS LLC

SANEI INTERNATIONAL SHANGHAI CO.,LTD.

SANEI GROUP INTERNATIONAL SHANGHAI LIMITED

(Reasons for changing the scope of consolidation)

Kate Spade Japan Co., Ltd. and Sanei Production Network Co., Ltd. are included in the scope of consolidation from this consolidated fiscal year as they were newly established.

SANEI GROUP INTERNATIONAL SHANGHAI LIMITED is included in the scope of consolidation from this consolidated fiscal year as SANEI GROUP INTERNATIONAL H.K. LIMITED was newly established as a consolidated subsidiary.

SANEI CHARLOTTE RONSON LLC is excluded from the scope of consolidation as SANEI BRANDS LLC, the Company’s consolidated subsidiary, has sold all of its shares.

As the new Sanei Production Network Co., Ltd. was established, the old Sanei Production Network Co., Ltd. changed its name to Sanei Asset Co., Ltd. as of May 27, 2010.

Names of major non-consolidated subsidiary

Sanei Business Association

Reasons for excluding from the scope of consolidation

All of the non-consolidated subsidiaries are small-scale companies whose total assets, net sales, net profit/loss (in proportion to the equity held), and retained earnings (in proportion to the equity held), in aggregate, have no material impact on consolidated financial statements, and are thus excluded from the scope of consolidation.

2.	Matters regarding application of equity method

Number of affiliates to which the equity method is applied: 1

Name of companies, etc. to which the equity method is applied

Sanei Industry Co., Ltd.

Name of major non-consolidated subsidiary and affiliates to which the equity method is not applied

Sanei Business Association

(Reason for not applying the equity method)

Sanei Business Association is excluded from the scope of application of the equity method because the impact on the net income/loss (in proportion to the equity held) and retained earnings (in proportion to the equity held) of this fiscal year is minimal and there is no significance overall.

3.	Matters regarding business year, etc. of the consolidated subsidiaries

Among the consolidated subsidiaries, the accounts closing date of SANEI GROUP INTERNATIONAL H.K. LIMITED, SANEI INTERNATIONAL USA LLC, SANEI INTERNATIONAL KOREA CO., LTD., SANEI INTERNATIONAL TAIWAN CO., LTD., C.S.F. LIMITED, MARGARET HOWELL LTD., MARGARET HOWELL (FRANCE) S.A.R.L., and SANEI BRANDS LLC is June 30, and the accounts closing date of SANEI INTERNATIONAL TRADING (Shanghai) CO.,LTD., NINGBO SANEI FASHION CO.,LTD., SANEI INTERNATIONAL SHANGHAI CO.,LTD., and SANEI GROUP INTERNATIONAL SHANGHAI LIMITED is December 31. In preparing the consolidated financial statements, as for SANEI GROUP INTERNATIONAL H.K. LIMITED, SANEI INTERNATIONAL USA LLC, SANEI INTERNATIONAL KOREA CO., LTD., SANEI INTERNATIONAL TAIWAN CO., LTD., C.S.F. LIMITED, MARGARET HOWELL LTD., MARGARET HOWELL (FRANCE) S.A.R.L., and SANEI BRANDS LLC, the financial statements as of June 30 are used, and for any material transactions between June 30 and the consolidated account closing date, an adjustment has been made as necessary for consolidation; as for SANEI INTERNATIONAL TRADING (Shanghai) CO.,LTD., NINGBO SANEI FASHION CO., LTD., SANEI INTERNATIONAL SHANGHAI CO.,LTD., and SANEI GROUP INTERNATIONAL SHANGHAI LIMITED, the financial statements based on provisional settlement of account as of June 30 are used, and for any material transactions between June 30 and the consolidated account closing date, an adjustment has been made as necessary for consolidation.

Material Accounting Policies

1.	Standards and methods of valuation of material assets

(1)	Standards and methods of valuation of securities

Other securities

Securities with market value	Market value method based on the quoted market price as of the last day of this fiscal year. (The valuation differences are directly charged or credited in full to the net assets, and cost of securities sold is calculated with the moving average method.)

Securities without market value	Cost basis determined by the moving average method.

(2)	Methods of valuation of derivatives Market value method

(3)	Standards and methods of valuation of inventories

Merchandise and finished goods, work in progress, and raw materials

The Company and the major consolidated subsidiaries mainly adopt cost basis determined by the total average method whereby book value declines with a decline in profitability with respect to balance sheet value.

Supplies

Last purchase price method (whereby book value declines with a decline in profitability with respect to balance sheet value) is adopted.

2.	Methods for depreciating material depreciable assets

(1)	Tangible fixed assets (excluding lease assets)

Tangible fixed assets acquired on or before March 31, 2007

The Company and the major consolidated subsidiaries adopt the former declining-balance method.

Buildings acquired on or after April 1, 1998 (excluding ancillary facilities) are depreciated by the former straight-line method.

Tangible fixed assets acquired on or after April 1, 2007

The Company and the major consolidated subsidiaries adopt the declining-balance method.

Buildings (excluding ancillary facilities) are depreciated by the straight-line method.

(2)	Intangible fixed assets (excluding lease assets)

Straight-line method

Software (used by the Company) is depreciated by the straight-line method based on the period in which it can be used within the Company (five years).

(3)	Lease assets

Lease assets for financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

Lease assets are depreciated based on the straight-line method with zero residual value over the lease term.

For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating on or before August 31, 2008, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied.

(4)	Long-term prepaid expenses

Long-term prepaid expenses are depreciated in straight-line.

3.	Standards for recognition of material allowances

(1)	Standards for recognition of allowance for doubtful accounts

In order to cover possible losses incurred by accounts receivables, the Company and the domestic consolidated subsidiaries have recognized the estimated amount of uncollectible account in consideration of historical ratio of bad debts with respect to general accounts and specific collectibility with respect to specific accounts with concerns of being uncollectible. The overseas consolidated subsidiaries have recognized the estimated amount of uncollectible account mainly with regard to specific accounts receivables.

(2)	Standards for recognition of allowance for bonuses to employees

In preparation for the payment of bonus to employees, the Company and the domestic consolidated subsidiaries have recognized an allowance for the estimated amount to be paid corresponding to this consolidated fiscal year.

(3)	Standards for recognition of allowance for point card certificates

In preparation for the expenses incurred by future redemption of point card certificates under the program where customer is granted points according to their amount of purchase, the Company and the domestic consolidated subsidiaries have recognized an allowance for the estimated amount for the future redemption as of the end of this consolidated fiscal year based on the historical record of redemption.

(4)	Standards for recognition of allowance for shareholders’ benefit plans

In preparation for the expenses incurred by future redemption of shareholders’ benefit certificates under the shareholders’ benefit plans, the Company has recognized an allowance for the estimated amount for the future redemption as of the end of this consolidated fiscal year based on the historical record of redemption.

(5)	Standards for recognition of allowance for sales returns

In order to cover possible losses incurred by sales returns estimated as of the end of this consolidated fiscal year, the estimated amount of losses which may be incurred by the future sales returns is stated in consideration of the historical ratio of sales returns.

(6)	Standards for recognition of allowance for retirement benefits

In preparation for the payment of employee retirement benefits, the amount of accrual at the end of this consolidated fiscal year is stated on the basis of the projected retirement benefit obligations and pension assets for the end of this consolidated fiscal year.

The Company amortizes the liabilities for past services using the straight-line method over the certain years (5 years) within the average remaining years of service of employees at the time of occurrence. Actuarial discrepancies are amortized based on a straight-line method over the certain years (5 years) within the average remaining years of service of employees, starting from the year following the respective consolidated fiscal year of occurrence.

(Change of accounting policies)

Starting from this consolidated fiscal year, the “Partial Amendments to Accounting Standard for Retirement Benefits (Part3)” (Corporate Accounting Standard No. 19 of July 31, 2008) is applied. This has no impact on the income/loss.

(7)	Standards for recognition of allowance for retirement benefits to officers

In preparation for the payment of the officers’ retirement benefits, the Company has recognized the amount that would be payable at the end of this consolidated fiscal year determined in accordance with the internal rules.

4.	Material hedge accounting methods

The deferred hedge method is applied.

For exchange contracts, the Company allocates differences in the values of hedging instruments when such hedge qualifies for such allocations. For interest rate swap, the Company applies exceptional treatment when such swap qualifies for such exceptional treatment.

5.	Accounting treatment for consumption tax, etc.

The tax exclusion method is applied as the accounting method of consumption tax, etc.

6.	Method for valuation of assets and liabilities of consolidated subsidiaries

Method for valuation of assets and liabilities of consolidated subsidiaries is overall market value valuation method.

7.	Method and period for amortization of goodwill and negative goodwill

Goodwill and negative goodwill are amortized in straight-line over 5 years.

Notes Regarding Consolidated Balance Sheet

1.	The stated amounts are in the unit of JPY million, and any fractions less than JPY million are rounded off to the million.

2.	Accumulated amount of depreciation of tangible fixed assets JPY 10,568 million

3.	Collateralized assets

Collateralized assets:
Buildings and structures	JPY 479 million
Land	JPY 1,348 million
Investment securities	JPY 581 million
Lease and guarantee deposits	JPY 529 million

Liabilities secured by the above collaterals:
Long-term loans payable within one (1) year	JPY1,519 million
Long-term loans payable	JPY2,936 million

Notes Regarding Consolidated Statement of Income

The stated amounts are in the unit of JPY million, and any fractions less than JPY million are rounded off to the million.

Notes Regarding Consolidated Statement of Changes in Shareholders’ Equity

1.	The stated amounts are in the unit of JPY million, and any fractions less than JPY million are rounded off to the million.

2.	Types and total numbers of outstanding shares and treasury shares

	Number of shares at the end of the immediately preceding consolidated fiscal year	Increase in the number of shares during this consolidated fiscal year	Decrease in the number of shares during this consolidated fiscal year	Number of shares at the end of this consolidated fiscal year
Outstanding shares
Common stock	17,780,200	—	—	17,780,200
Total	17,780,200	—	—	17,780,200
Treasury shares
Common stock	1,000,342	—	—	1,000,342
Total	1,000,342	—	—	1,000,342

3.	Matters regarding dividends from retained earnings distributed during this consolidated fiscal year

The Company has resolved as follows at the meeting of the board of directors held on October 30, 2009:

Matters regarding dividends for common stock:

(1)	Total amount of dividends	JPY 419 million
(2)	Dividend per share	JPY 25
(3)	Record date	August 31, 2009
(4)	Effective date	November 30, 2009

4.	Matters regarding dividends from retained earnings to be distributed after the last day of this consolidated fiscal year

The Company plans to resolve as follows at the meeting of the board of directors to be held on October 27, 2010:

Matters regarding dividends for common stock:

(1)	Total amount of dividends	JPY 419 million
(2)	Source for dividends	Retained earnings
(3)	Dividend per share	JPY 25
(4)	Record date	August 31, 2010
(5)	Effective date	November 29, 2010

5.	Number of shares subject to the share options as of the last day of the consolidated fiscal year (except for those with respect to which the exercise period has not commenced)

Series 3 Share Options that are subject to the resolution of the ordinary meeting of shareholders of November 2005:

(1)	Type of subject shares	Common stock
(2)	Number of subject shares	173,100 shares

Series 4 Share Options that are subject to the resolution of the ordinary meeting of shareholders of November 2006:

(1) Type of subject shares	Common stock
(2) Number of subject shares	179,000 shares

Series 5 Share Options that are subject to the resolution of the ordinary meeting of shareholders of November 2007:

(1) Type of subject shares	Common stock
(2) Number of subject shares	131,500 shares

Series 5-2 Share Options that are subject to the resolution of the ordinary meeting of shareholders of November 2007:

(1) Type of subject shares	Common stock
(2) Number of subject shares	3,600 shares

Notes Regarding Financial Instruments

1.	Matters regarding status of financial instruments

(1)	Action policy for financial instruments

The Company Group accommodates necessary funds (mainly in the form of bank loans) mainly in light of the store-opening plans for the apparel business. Temporary excess funds are managed in low-risk accounts such as bank deposits, and short-term working capital is accommodated by bank loans. Derivatives are utilized to avoid risks, and it is our policy not to conduct any speculative transactions.

(2)	Details and risks of financial instruments

Notes receivables and accounts receivables, which are operating receivables, are exposed to clients’ credit risks. In addition, operating receivables that are denominated in foreign currencies and that accrue due to operating business overseas are exposed to risks related to exchange rate fluctuations.

Investment securities are mainly shares of companies in the same sector or companies with which business relationship is maintained, and are exposed to risks related to market value fluctuations.

Lease guarantees and deposits are mainly paid-in guarantees in conjunction with opening stores, and are exposed to payees’ credit risks.

Notes payables and accounts payables, which are operating liabilities, are with payment deadlines within 1 year. In addition, some of them are denominated in foreign currencies in conjunction with importing materials and the like and are exposed to risks related to exchange rate fluctuations.

Short-term loans payable are to finance working capital and long-term loans payable are to finance funds for capital spending. The redemption dates are after the account closing dates and are, at maximum, 7 and a half years later. Some of the loans payable are exposed to risks related to interest rate fluctuations.

Derivative transactions are exchange contract transactions to hedge risks related to exchange rates for operating liabilities and scheduled transactions denominated in foreign currencies, and interest rate swap transactions to hedge risks related to fluctuation of interests to be paid in relation to long-term loans payable.

(3)	Risk management system for financial instruments

(i)	Management of credit risks (risks related to defaults, etc. by business partners)

In accordance with the credit management rules, the Company Group, through its Business Development Office, with cooperation of the Finance and Accounting Department, manages due dates and outstanding balances for the respective major business partners, and seeks to promptly identify and lessen concerns for collections due to deterioration of financial condition, etc..

Concerning lease and guarantee deposits, the Store Development Department, with cooperation of the Finance and Accounting Department, seeks to promptly identify and lessen concerns for collections by identifying payees’ credit conditions at execution of lease agreements as well as regularly after start of occupancy.

Concerning utilization of derivative transactions, we understand that credit risks are almost nonexistent because we limit the counterparties to financial institutions with high ratings.

(ii)	Management of market risks (risks related to fluctuations of exchange rates, interest rates, etc.)

By utilizing exchange contracts, the Company Group generally hedges risks related to future exchange rate fluctuations concerning operating liabilities and scheduled transactions denominated in foreign currencies. In addition, the Company utilizes interest rate swap transactions to avoid risks related to fluctuations of interests to be paid in relation to long-term loans payable.

Concerning investment securities, market values, issuers’ financial conditions, etc. are regularly identified and status of ownership is continuously reviewed by taking into account relationship with business partners.

Derivative transactions are matters that require an application by the general manager of the Finance and Accounting Department to, and permission from, the board of directors, and the balance, appraised loss and profit, etc. are monitored by the Finance and Accounting Division after the execution and reported timely to the general manager of the Finance and Accounting Department. When the general manager of the Finance and Accounting Department finds necessary, reports will be made to the directors in charge.

(iii)	Management of risks related to liquidity in connection with financing (risks of not being able to make payments when due)

The Company Group manages liquidity-related risks by the Finance and Accounting Division timely preparing and updating financing plans based on reports from the respective business divisions and continuously maintaining on-hand liquidity.

(4)	Supplementary explanation on matters regarding market values of financial instruments, etc.

The market value of a financial instrument includes the value based on the market price and, if there is no market price, the value that has been reasonably calculated. As factors that contribute to fluctuations are taken into account in the calculation of the value, the value may fluctuate depending on the adoption of different conditions precedent, etc.

2.	Matters concerning market values, etc. of financial instruments

The amounts recorded in the consolidated balance sheet as of August 31, 2010, market values and differences between the foregoing are as stated below. Those with respect to which identifying market values is extremely difficult are not included in the following table (please see (Note 2)).

(Unit: JPY million)

	Amount recorded in the consolidated balance sheet	Market value	Difference
(1) Cash and deposits	14,358	14,358	—
(2) Notes receivable and accounts receivable	7,146	7,146	—
(3) Investment securities	1,873	1,873	—

(4) Lease guarantees and deposits	8,683	8,580	103

Total Assets	32,062	31,959	103
(1) Notes payable and accounts payable	11,673	11,673	—
(2) Short-term loans payable	428	428	—

(3) Long-term loans payable (*1)	6,810	6,813	3

Total Liabilities	18,911	18,914	3

Derivative Transactions (*2)	(14)	(14)	—

(*1)	Long-term loans payable include long-term loans payable to be repaid within 1 year.
(*2)	Net assets and liabilities accrued by derivative transactions are stated in net, and total net liabilities are stated in ().

(Note 1)	Matters regarding methods to calculate market values of financial instruments, and investment securities and derivative transactions

Assets

(1)	Cash and deposits

Because market value is close to book value as deposits are all short-term, such book value is stated.

(2)	Notes receivable and accounts receivable

Because market value is close to book value as they are settled in a short period of time, such book value is stated.

(3)	Investment securities

Shares are based on stock exchange price or price provided by a correspondent financial institution.

(4)	Lease and guarantee deposits

These are calculated based on the present value, which is the future cash flow discounted by an appropriate interest rate, such as an interest rate for government bonds.

Liabilities

(1)	Notes payable and accounts payable; and (2) Short-term loans payable

Because market value is close to book value as they are settled in a short period of time, such book value is stated.

(3)	Long-term loans payable

Because market value is close to book value as market interest rate is reflected in a short period of time on long-term loans payable with a variable interest rate, such book value is stated. In addition, those with fixed interest rates are calculated based on the present value, which is the total of the principal and interest discounted by an interest rate anticipated when it is newly borrowed.

Derivative transactions

Market values are the prices provided by correspondent financial institutions. However, because those allocated under exchange contracts are handled together with accounts payable subject to hedging, their market values are included in the market values of the relevant accounts payable. Furthermore, because those handled as exceptions to interest rate swaps are handled together with long-term loans payable subject to hedging, their market values are stated as a part of the market values of the relevant long-term loans payable.

(Note 2)	Financial instruments of which the identification of market values is extremely difficult

(Unit: JPY million)

Classification	Amounts stated in the consolidated balance sheet
Unlisted shares	101
Affiliates’ shares	80
Lease and guarantee deposits	286

With respect to the above, because market prices are not available and identification of market values is found to be extremely difficult, they are not included in “(3) Investment securities”.

In addition, security deposits and guarantees with respect to which timing of scheduled redemption in the future cannot be reasonably forecasted are not included in “(4) Lease and guarantee deposits” because estimation of their future cash flow is found to be difficult.

(Note 3)	Amount of scheduled redemption of monetary claims after the consolidated accounts closing date

(Unit: JPY million)

	1 Year or Less	Over 1 Year to 5 Years or Less	Over 5 Years to 10 Years or Less	Over 10 Years
Cash and deposits	14,358	—	—	—
Notes receivable and accounts receivable	7,146	—	—	—
Total	21,504	—	—	—

(Note 4)	Amount of scheduled repayment of long-term loans payable after the consolidated accounts closing date

(Unit: JPY million)

	1 Year or Less	Over 1 Year to 2 Years or Less	Over 2 Years to 3 Years or Less	Over 3 Years to 4 Years or Less	Over 4 Years to 5 Years or Less	Over 5 Years
Long-term loans payable	1,926	1,886	1,416	549	939	92

(Additional	Information)

From this consolidated fiscal year, the “Accounting Standard for Financial Instruments” (Corporate Accounting Standard No. 10, March 10, 2008) and the “Application Policy for Disclosure of Market Value of Financial Instruments, etc.” (Application Policy for the Corporate Accounting Standards No. 19, March 10, 2008) are applied.

Notes Regarding Leased Real Estates, etc.

We have omitted to list the total amount of leased real estates, etc. as it lacks materiality.

(Additional	Information)

From this consolidated fiscal year, the “Accounting Standard for Disclosure of Market Value of Leased Real Estates, etc.” (Corporate Accounting Standard No. 20, November 28, 2008) and the “Application Policy for the Accounting Standard for Disclosure of Market Value of Leased Real Estates, etc.” (Application Policy for the Corporate Accounting Standards No. 23, November 28, 2008) are applied.

Notes Regarding Information Per-Share

1. Net assets per share	JPY 1,578.46
2. Net loss per share for this fiscal year	JPY 85.97

Notes Regarding Material Subsequent Events

(Business transfer to a subsidiary by way of company split)

The Company, at the board of directors’ meeting held on June 14, 2010, adopted a resolution to transfer its businesses pertaining to production management (including trade operations and quality management) and logistics management (excluding the business related to patterns) to Sanei Production Network Co., Ltd., a wholly-owned subsidiary of the Company (incorporated on May 27, 2010), entered into a simplified absorption-type company split agreement as of the date thereof, and completed such company split on September 1, 2010.

Business relationships, etc. under common control

Business transfer to a subsidiary by way of company split

(1)	Name and details of the company or business subject to the business combination

Company name	Name of business	Details of business
SANEI	Apparel business	Production and logistics businesses

(2)	Legal method of the business combination

A simplified absorption-type company split, with the Company being the splitting company and Sanei Production Network Co., Ltd., a wholly-owned subsidiary of the Company, being the successor company.

(3)	Name after the business combination

Sanei Production Network Co., Ltd.

(4)	Outline of the transaction including the purpose of the transaction

1)	Purpose of the company split

The purpose is to centralize purchasing and procurement of finished goods and merchandizes within the Company Group in order to establish a prompt supply mechanism with quality and cost corresponding to the customer values.

2)	Day of the company split (effective date)

September 1, 2010

(5)	Outline of the executed accounting treatment

The transaction was treated as a “transaction under common control” in accordance with “Accounting Standard for Business Combination” (Corporate Accounting Standard No.21 of December 26, 2008) and “Corporate Accounting Standards Implementation Guidelines Regarding Accounting Standard for Business Combination and Accounting Standard for Business Split, etc.” (Corporate Accounting Standards Implementation Guidelines No.11, December 26, 2008).

(Execution	of an agreement concerning incorporation of a joint shareholding company)

The Company and TOKYO STYLE CO., LTD. (“TOKYO STYLE”) resolved, at the board of directors meetings of both companies held on October 14, 2010, to enter into a share transfer agreement (the “Share Transfer Agreement”) regarding the establishment of a joint holding company on June 1, 2011 (tentative) through a joint share transfer (the “Share Transfer”), subject to approval of the respective meetings of shareholders of each company, and jointly prepared a share transfer plan (the “Share Transfer Plan”).

Based on the Share Transfer Plan, the Company and TOKYO STYLE plan to establish a joint holding company, TSI HOLDINGS CO., LTD., (“Joint Holding Company”) by way of the Share Transfer scheduled to become effective on June 1, 2011 (tentative). We intend to apply for the listing of shares of the Joint Holding Company on the first section of the Tokyo Stock Exchange (“TSE First Section”), and the shares of the Company and TOKYO STYLE which are currently listed on the TSE First Section are scheduled to be delisted before the effective date of the Share Transfer.

(1)	Purpose of management integration by the Share Transfer

Amid a situation where more time is required for full-scale recovery of consumers’ mindset due to heightened consumer consciousness in protecting their everyday lives such as restraining from unnecessary or non-urgent expenses, competition in the domestic apparel industry is intensifying due to factors such as the rise of low-end products and entries of foreign fast fashion brands into the Japanese market. Moreover, the industry faces mid to long-term issues such as a decrease in the number of its potential customers in the future because of the falling birthrate, the aging population and the general decrease in population of Japan.

From the perspective of increasing both companies’ corporate values under these circumstances, the Company and TOKYO STYLE determined that it is important to share and utilize each other’s strengths, know-how and resources in order to implement measures aimed at promoting the future growth of both companies, such as planning and nurturing of core brands which form the pillars of their businesses, rebuilding of brand portfolio by means of M&A and other ways, rollout in overseas markets including China and Asian countries, and entries into the TV and Internet mail-order sales businesses.

The Company and TOKYO STYLE hope to maximize the added-value provided to the customers and contribute to the society by taking advantage of each other’s strengths while mutually respecting the history and corporate cultures of each company.

In order to maximize corporate value, the Company and TOKYO STYLE aim to establish a position as the leading company in the fashion industry by promptly realizing the synergies of the integration with concerted efforts to reform our management through the management integration.

(2)	Outline of the Share Transfer

1)	Schedule of the Share Transfer

October 14, 2010	Board of directors meeting to approve execution of the Share Transfer Agreement and the Share Transfer Plan (both companies)

October 14, 2010	Execution of the Share Transfer Agreement (both companies)

October 15, 2010	Announcement of record date for the extraordinary meetings of shareholders (both companies)

November 1, 2010	Record date for the extraordinary meeting of shareholders (TOKYO STYLE)

November 5, 2010	(Company)

January 27, 2011 (tentative)	Extraordinary meetings of shareholders to approve the Share Transfer Plan (both companies)

May 27, 2011 (tentative)	Date of delisting from the Tokyo Stock Exchange (both companies)

June 1, 2011 (tentative)	Effective date of the Share Transfer

June 1, 2011 (tentative)	Date of registration of the incorporation of the Joint Holding Company

June 1, 2011 (tentative)	Date of listing of the Joint Holding Company

The schedule may be changed through mutual consultation between both companies if any unavoidable circumstances arise in the course of the procedures to be taken.

2)	Scheme of the Share Transfer

The Share Transfer will be achieved through a joint share transfer where the Joint Shareholding Company will be created as the wholly owning parent company, and the Company and TOKYO STLLE will become its wholly owned subsidiaries. The Share Transfer is scheduled to be approved at the extraordinary meetings of shareholders of the Company and TOKYO STYLE scheduled to be held on January 27, 2011, respectively.

3)	Description of the allotments in the Share Transfer (Share Transfer Ratio)

Company	Company	TOKYO STYLE
Share Transfer Ratio	1.65	1.00

(Note 1)	1.65 shares of common stock of the Joint Holding Company will be allotted and delivered for each share of common stock of the Company and 1 share of common stock of the Joint Holding Company will be allotted and delivered for each share of common stock of TOKYO STYLE in the Share Transfer. A share unit for the Joint Holding Company is scheduled to be 100 shares.

In case there is any fraction of less than one share of common stock of the Joint Holding Company that is to be delivered to the shareholders of the Company or TOKYO STYLE in the Share Transfer, a cash amount equivalent to that fraction will be paid to the shareholders pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

The Share Transfer Ratio above may be changed through mutual consultation between both companies if any material change occurs with regard to any of the various conditions upon which the ratio has been determined.

(Note 2)	New shares to be issued by the Joint Holding Company (tentative)

115,791,503 shares of common stock

The number of newly issued shares of the Joint Holding Company has been calculated based on the total number of issued and outstanding shares of the Company (17,780,200 shares) and those of TOKYO STYLE (102,507,668 shares) as of August 31, 2010; provided, however, that the respective treasury stock which the companies held as of August 31, 2010 (Company: 1,000,342 shares; TOKYO STYLE: 14,402,930 shares) have not been included as shares to be exchanged with the new shares in calculating the above number because the Company and TOKYO STYLE plan to cancel all of their treasury shares by the day before the incorporation of the Joint Holding Company. The number of shares to be issued by the Joint Holding Company may change if share options are exercised before the incorporation date of the Joint Holding Company.

(3)	Company to be newly incorporated by the Share Transfer

(1)	Company Name	Kabushiki Kaisha TSI Holdings (English Name: TSI HOLDINGS CO., LTD.)

(2)	Line of Business	Management of its subsidiaries and group companies and relevant operations

(3)	Location of Head Office	5-7-1, Kojimachi, Chiyoda-ku, Tokyo, Japan

(4)	Representatives and directors (tentative)	Chairman, Representative Director	Masahiko Miyake	Chairman, Director of SANEI-INTERNATIONAL CO.,LTD.
		President, Representative Director	Yoshiki Nakajima	President, Representative Director of Tokyo Style

(5)	Capital Amount	JPY 15 billion

(6)	Net Assets	To be determined

(7)	Total Assets	To be determined

(8)	Date of Fiscal Year End	End of February

(4)	Outline of the accounting treatment in conjunction with the Share Transfer

It is expected that the purchase method will be applied due to the fact that the Share Transfer falls under the category of “Acquisition” as defined in the Accounting Standard for Business Combination. Amount of goodwill (or negative goodwill) cannot be estimated at this time and cannot be determined.

Non-Consolidated Balance Sheet

(As of August 31, 2010)

(Unit: JPY million)

Item	Amount
(ASSETS)
Current assets	23,366
Cash and deposits	10,933
Notes receivable	14
Accounts receivable	5,466
Merchandise and finished goods	4,289
Work in progress	536
Raw materials and supplies	109
Deferred tax assets	122
Short-term loans receivable	592
Other accounts receivables	612
Other	708
Allowance for doubtful accounts	Δ19
Fixed assets	23,322
Tangible fixed assets	3,690
Buildings	1,518
Structures	0
Vehicles	3
Tools, furniture and fixtures	846
Land	1,271
Lease assets	44
Construction in progress	5
Intangible fixed assets	3,876
Trademark rights	3,632
Lease assets	185
Other	57
Investments and other assets	15,756
Investment securities	1,973
Shares and investments in capital of affiliates	3,537
Long-term loans receivable	4,131
Long-term prepaid expenses	175
Investment real estates	140
Lease and guarantee deposits	6,989
Other	263
Allowance for doubtful accounts	Δ1,364
Allowance for investment loss	Δ91

TOTAL ASSETS	46,689

(LIABILITIES)
Current liabilities	16,200
Notes payable	6,493
Accounts payable	2,900
Short-tem loans payable	334
Long-term loans payable within one (1) year	1,800
Lease obligations	65
Other accounts payable	1,622
Accrued expenses	910
Accrued income taxes	139
Accrued consumption taxes	195
Allowance for bonuses to employees	1,007
Allowance for point card certificates	127
Allowance for shareholders’ benefit plans	9
Allowance for sales returns	150
Other	443
Fixed liabilities	5,601
Long-term loans payable	3,750
Lease obligations	168
Allowance for retirement benefits	361
Allowance for retirement benefits to officers	647
Long-term accounts payable	474
Long-term guarantee deposited	200

TOTAL LIABILITIES	21,802

(NET ASSETS)
Shareholders’ equity	25,647
Capital	7,376
Capital surplus	7,455
Capital reserve	7455
Retained earnings	12,817
Earned surplus reserve	80
Other retained earnings	12,736
Other funds	6,131
Deferred retained earnings	6,605
Treasury stock	Δ2,001
Valuation and conversion adjustments	Δ1,058
Other securities valuation adjustments	Δ1,054
Deferred gains or losses on hedges	Δ3
Share options	298

TOTAL NET ASSETS	24,886

TOTAL LIABILITIES AND NET ASSETS	46,689

Non-Consolidated Statement of Income

(From September 1, 2009 to August 31, 2010)

(Unit: JPY million)

Item	Amount
Net sales		71,635
Cost of sales		36,185

Gross profit		35,450
Selling, general and administrative expenses		34,571

Operating income		879
Non-operating income
Interest /dividends	140
Real estate income	111
Other	394	647

Non-operating expenses
Interest expenses	97
Loss on retirement of stores, etc.	368
Foreign exchange losses	48
Other	25	539

Ordinary income		987
Extraordinary income
Income from sale of fixed assets	10
Reversal of allowance for doubtful accounts	8
Reversal of allowance for bonuses to employees	92
Reversal of allowance for point card certificates	27
Rent settlement income	31	170

Extraordinary loss
Loss on retirement of fixed assets	15
Loss on valuation of investment securities	109
Loss on liquidation of affiliates	1,631
Voluntary retirement related expenses	308
Head office transfer expenses	238	2,303

Net loss before taxes and other adjustments		1,145
Income, resident, and enterprise taxes	90
Income taxes, etc. adjustments	655	745

Net loss		1,891

Non-Consolidated Statement of Changes in Shareholders’ Equity

(From September 1, 2009 to August 31, 2010)

(Unit: JPY million)

Shareholders’ equity
	Capital		Retained earnings
		Capital surplus	Retained earnings reserve	Other retained earnings		Total retained earnings	Treasury stock	Total shareholders’ equity
		Capital reserve		Other funds	Deferred retained earnings
Balance as of August 31, 2009	7,376	7,455	80	6,131	8,916	15,128	Δ2,001	27,958
Changes in the business year
Dividends from retained earnings					Δ419	Δ419		Δ419
Net income					Δ1,891	Δ1,891		Δ1,891
Net change in non-shareholders’ equity items for the business year
Total change for the business year	—	—	—	—	Δ2,310	Δ2,310	—	Δ2,310
Balance as of August 31, 2010	7,376	7,455	80	6,131	6,605	12,817	Δ2,001	25,647

(Unit: JPY million)

	Valuation and conversion adjustments			Share options	Total net assets
	Other securities valuation adjustments	Deferred gains or losses on hedges	Total valuation and conversion adjustments
Balance as of August 31, 2009	Δ540	Δ0	Δ541	294	27,711
Changes in the business year
Dividends from retained earnings					Δ419
Net income					Δ1,891
Net change in non-shareholders’ equity items for the business year	Δ513	Δ2	Δ516	3	Δ513
Total change for the business year	Δ513	Δ2	Δ516	3	Δ2,824
Balance as of August 31, 2010	Δ1,054	Δ3	Δ1,058	298	24,886

Notes to Non-Consolidated Financial Statements

Material Accounting Policies

1.	Standards and methods of valuation of assets

(1)	Standards and methods of valuation of securities

Shares of subsidiaries and affiliates	Cost basis determined by the moving average method.

Other securities

Securities with market value	Market value method based on the quoted market price as of the last day of this business year. (The valuation differences are directly charged or credited in full to the net assets, and cost of securities sold is calculated with the moving average method.)

Securities without market value	Cost basis determined by the moving average method.

(2) Methods of valuation of derivatives	Market value method

(3) Standards and methods of valuation of inventories

Merchandise and finished goods, work in progress, and raw materials

Cost basis determined by the total average method whereby book value declines with a decline in profitability with respect to balance sheet value.

Supplies

Last purchase price method whereby book value declines with a decline in profitability with respect to balance sheet value.

2. Methods for depreciating depreciable assets

(1) Tangible fixed assets (excluding lease assets)

Tangible fixed assets acquired on or before March 31, 2007
Former declining-balance method

Buildings acquired on or after April 1, 1998 (excluding ancillary facilities) are depreciated by the former straight-line method.

Tangible fixed assets acquired on or after April 1, 2007
Declining-balance method

Buildings (excluding ancillary facilities) are depreciated by the straight-line method.
(2) Intangible fixed assets (excluding lease assets)
Straight-line method

(3) Lease assets
Lease assets for financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

Lease assets are depreciated based on the straight-line method with zero residual value over the lease term.

For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating on or before August 31, 2008, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied.

(4) Long term prepaid expenses
Long-term prepaid expenses are depreciated in straight-line.

3.	Standards for recognition of allowances

(1)	Standards for recognition of allowance for doubtful accounts

In order to cover possible losses incurred by accounts receivables, the estimated amount of uncollectible account is stated in consideration of historical ratio of bad debts with respect to general accounts and specific collectibility with respect to specific accounts with concerns of being uncollectible.

(2)	Standards for recognition of allowance for investment loss

In order to cover possible losses incurred by decline in value of the shares of subsidiaries, the necessary amount determined in individual consideration of financial conditions of the subsidiaries is stated.

(3)	Standards for recognition of allowance for bonuses to employees

In preparation for the payment of bonus to employees, an allowance for the estimated amount to be paid corresponding to this business year is stated.

(4)	Standards for recognition of allowance for point card certificates

In preparation for the expenses incurred by future redemption of point card certificates under the program where customer is granted points according to their amount of purchase, an allowance for the estimated amount for the future redemption as of the end of this business year based on the historical record of redemption is stated.

(5)	Standards for recognition of allowance for shareholders’ benefit plans

In preparation for the expenses incurred by future redemption of shareholders’ benefit certificates under the shareholders’ benefit plans, an allowance for the estimated amount for the future redemption as of the end of this business year based on the historical record of redemption is stated.

(6)	Standards for recognition of allowance for sales returns

In order to cover possible losses incurred by sales returns estimated as of the end of this business year, the estimated amount of losses which may be incurred by the future sales returns is stated in consideration of the historical ratio of sales returns.

(7)	Standards for recognition of allowance for retirement benefits

In preparation for the payment of employee retirement benefits, the amount of accrual at the end of this business year is stated on the basis of the projected retirement benefit obligations and pension assets for the end of this business year.

The Company amortizes the liabilities for past services using the straight-line method over the certain years (5 years) within the average remaining years of service of employees at the time of occurrence. Actuarial discrepancies are amortized based on a straight-line method over the certain years (5 years) within the average remaining years of service of employees, starting from the year following the respective business year of occurrence.

(Change of accounting policies)

Starting from this business year, the “Partial Amendments to Accounting Standard for Retirement Benefits (Part 3)” (Corporate Accounting Standard No. 19 of July 31, 2008) is applied. This has no impact on the income/loss.

(8)	Standards for recognition of allowance for retirement benefits to officers

In preparation for the payment of the officers’ retirement benefits, the amount that would be payable at the end of this business year determined in accordance with the internal rules is stated.

4.	Hedge accounting methods

The deferred hedge method is applied. For exchange contracts, the Company allocates differences in the values of hedging instruments when such hedge qualifies for such allocations. For interest rate swap, the Company applies exceptional treatment when such swap qualifies for such exceptional treatment.

5.	Accounting treatment for consumption tax, etc.

The tax exclusion method is applied as the accounting method of consumption tax, etc.

Change in Indication Method

(Non-Consolidated Balance Sheet)

1.	“Short-term loans receivable” which was included in the item “Other” under the Current Assets in the previous business year is categorized independently as its amount became increasingly significant. The amount of “Short-term loans receivable” in the previous business year was JPY 481 million.

2.	“Other accounts receivables” which was included in the item “Other” under the Current Assets in the previous business year is categorized independently as its amount became increasingly significant. The amount of “Other accounts receivables” in the previous business year was JPY 462 million.

Notes Regarding Non-Consolidated Balance Sheet

1.	The stated amounts are in the unit of JPY million, and any fractions less than JPY million are rounded off to the million.
2.	Accumulated amount of depreciation of tangible fixed assets	JPY 7,032 million
3.	Monetary claims and liabilities to the affiliates
	Short-term monetary claims	JPY 1,448 million
	Long-term monetary claims	JPY 4,064 million
	Short-term monetary liabilities	JPY 181 million
4.	Collateralized assets
Collateralized assets:
	Buildings	JPY 134 million
	Land	JPY 1,028 million
	Investment securities	JPY 581 million
	Lease and guarantee deposits	JPY 529 million
Liabilities secured by the above collaterals:
	Long-term loans payable within one (1) year	JPY 1,463 million
	Long-term loans payable	JPY 2,647 million
5.	Guarantee liabilities
	Guarantee for the bank loans owed by the affiliates	JPY 16 million

Notes Regarding Non-Consolidated Statement of Income

1.	The stated amounts are in the unit of JPY million, and any fractions less than JPY million are rounded off to the million.
2.	Volume of transactions with the affiliates
	Net sales	JPY 4,650 million
	Purchase of goods	JPY 79 million
	Transaction volume from non-operating businesses:	JPY 809 million

Notes Regarding Non-Consolidated Statement of Changes in Shareholders’ Equity

1.	The stated amounts are in the unit of JPY million, and any fractions less than JPY million are rounded off to the million.
2.	The class and number of treasury stock as of the last day of this business year
	Common stock	1,000,342 shares

Notes Regarding Tax-Effect Accounting

The primary reasons for incurrence of the deferred tax assets:
Deferred tax assets (current)
	Denied loss on valuation of inventories	JPY 180 million
	Denied accrued enterprise tax	JPY 23 million
	Denied accrued office taxes	JPY 16 million
	Denied allowance for bonuses to employees	JPY 410 million
	Denied legal welfare expenses	JPY 52 million
	Denied allowance for point card certificates	JPY 51 million
	Denied allowance for shareholders’ benefit plans	JPY 3 million
	Excess allowance for sales returns	JPY 21 million
	Denied loss on retirement of stores, etc.	JPY 10 million
	Denied head office transfer expenses	JPY 97 million
	Others	JPY 8 million

	Subtotal	JPY 877 million
	Valuation allowance	JPY Δ755 million

	Net deferred tax liabilities (current)	JPY 122 million

Deferred tax assets (fixed)
	Denied impairment loss	JPY 357 million
	Denied depreciation and amortization	JPY 125 million
	Denied depreciation of software	JPY 26 million
	Denied loss on valuation of golf club membership	JPY 39 million
	Denied loss on valuation of investment securities	JPY 48 million
	Denied loss on valuation of subsidiary shares	JPY 699 million
	Denied allowance for retirement benefits	JPY 147 million
	Denied allowance for retirement benefits to officers	JPY 263 million
	Excess provision for allowance for doubtful accounts	JPY 546 million
	Denied allowance for investment loss	JPY 37 million
	Denied loss on liquidation of affiliates	JPY 154 million
	Denied loss on retirement of stores, etc.	JPY 35 million
	Deferred deficit	JPY 402 million
	Other securities valuation adjustments	JPY 429 million
	Others	JPY 0 million

	Subtotal	JPY 3,313 million
	Valuation allowance	JPY Δ3,313 million

	Net deferred tax liabilities (fixed)	JPY - million

Notes Regarding Fixed Assets Used under the Lease

1.	Asset acquisition cost equivalents of the leased properties as of the last day of this business year

  JPY 1,124 million

2.	Accumulated depreciation equivalents of the leased properties as of the last day of this business year

JPY 778 million

3.	Outstanding lease commitment equivalents of the leased properties as of the last day of this business year

JPY 355 million

Notes Regarding Business with Related Parties

Subsidiaries, etc.

Type	Corporate name	Location	Capital or investment (JPY mil.)	Detail of business	Percentage of voting rights ownership (owned) (%)	Relationship with related parties	Details of business	Amount of transaction (JPY mil.)	Item	Balance at end of term (JPY mil.)
Subsidiary	FREE’S INTERNATIONAL CO., LTD.	Shibuya-ku, Tokyo	10	Apparel business	(own) Direct 100.0	Licensing of the Company’s trademarks	Lending funds Receiving interests (Note 1) Loss on liquidation of affiliates	800 48 779	Short-term loans receivable Long-term loans receivable Allowance for doubtful accounts	100 2,600 779
Subsidiary	Kate Spade Japan Co., Ltd.	Shibuya-ku, Tokyo	450	Apparel business	(own) Direct 51.0	Concurrent position as officer	Lending funds Receiving interests (Note 1)	838 16	Long-term loans receivable	838
Subsidiary	Sanei Business Association	Shibuya-ku, Tokyo	5	Financial business	(own) Direct 30.0 Indirect 50.0	Concurrent position as officer	Borrowing funds (Note 2)	1,000	Long-term loans payable within 1 year Long-term loans payable	380 1,170

Terms of transactions and determination policies for terms of transactions

(Note 1) Interests earned on loans are determined taking into consideration market interest rate. Collaterals are not accepted.

(Note 2) Mediating loans from Shoko Chukin Bank, and the borrowing interest rate is the rate contracted with Shoko Chukin                Bank.

Notes Regarding Information Per-Share

1. Net assets per share	JPY 1,465.39

2. Net loss per share for this fiscal year	JPY 112.72

Notes Regarding Material Subsequent Events

(Business transfer to a subsidiary by way of company split)

The Company, at the board of directors’ meeting held on June 14, 2010, adopted a resolution to transfer its businesses pertaining to production management (including trade operations and quality management) and logistics management (excluding the business related to patterns) to Sanei Production Network Co.,Ltd., a wholly-owned subsidiary of the Company (incorporated on May 27, 2010), entered into a simplified absorption-type company split agreement as of the date thereof, and completed such company split on September 1, 2010.

Business relationships, etc. under common control

Business transfer to a subsidiary by way of company split

(1) Name and details of the company or business subject to the business combination

Company name	Name of business	Details of business
SANEI	Apparel business	Production and logistics businesses

(2) Legal method of the business combination

A simplified absorption-type company split, with the Company being the splitting company and Sanei Production Network Co., Ltd., a wholly-owned subsidiary of the Company, being the successor company.

(3) Name after the business combination

  Sanei Production Network Co., Ltd.

(4) Outline of the transaction including the purpose of the transaction

1) Purpose of the company split

The purpose is to centralize purchasing and procurement of finished goods and merchandizes within the Company Group in order to establish a prompt supply mechanism with quality and cost corresponding to the customer values.

2) Day of the company split (effective date)

September 1, 2010

(5) Outline of the executed accounting treatment

The transaction was treated as a “transaction under common control” in accordance with “Accounting Standard for Business Combination” (Corporate Accounting Standard No.21 of December 26, 2008) and “Corporate Accounting Standards Implementation Guidelines Regarding Accounting Standard for Business Combination and Accounting Standard for Business Split, etc.” (Corporate Accounting Standards Implementation Guidelines No.11, December 26, 2008).

(Execution of an agreement concerning incorporation of a joint shareholding company)

The Company and TOKYO STYLE CO., LTD. (“TOKYO STYLE”) resolved, at the board of directors meetings of both companies held on October 14, 2010, to enter into a share transfer agreement (the “Share Transfer Agreement”) regarding the establishment of a joint holding company on June 1, 2011 (tentative) through a joint share transfer (the “Share Transfer”), subject to approval of the respective meetings of shareholders of each company, and jointly prepared a share transfer plan (the “Share Transfer Plan”).

Based on the Share Transfer Plan, the Company and TOKYO STYLE plan to establish a joint holding company, TSI HOLDINGS CO., LTD., (“Joint Holding Company”) by way of the Share Transfer scheduled to become effective on June 1, 2011 (tentative). We intend to apply for the listing of shares of the Joint Holding Company on the first section of the Tokyo Stock Exchange (“TSE First Section”), and the shares of the Company and TOKYO STYLE which are currently listed on the TSE First Section are scheduled to be delisted before the effective date of the Share Transfer.

(1)	Purpose of management integration by the Share Transfer

Amid a situation where more time is required for full-scale recovery of consumers’ mindset due to heightened consumer consciousness in protecting their everyday lives such as restraining from unnecessary or non-urgent expenses, competition in the domestic apparel industry is intensifying due to factors such as the rise of low-end products and entries of foreign fast fashion brands into the Japanese market. Moreover, the industry faces mid to long-term issues such as a decrease in the number of its potential customers in the future because of the falling birthrate, the aging population and the general decrease in population of Japan.

From the perspective of increasing both companies’ corporate values under these circumstances, the Company and TOKYO STYLE determined that it is important to share and utilize each other’s strengths, know-how and resources in order to implement measures aimed at promoting the future growth of both companies, such as planning and nurturing of core brands which form the pillars of their businesses, rebuilding of brand portfolio by means of M&A and other ways, rollout in overseas markets including China and Asian countries, and entries into the TV and Internet mail-order sales businesses.

The Company and TOKYO STYLE hope to maximize the added-value provided to the customers and contribute to the society by taking advantage of each other’s strengths while mutually respecting the history and corporate cultures of each company.

In order to maximize corporate value, the Company and TOKYO STYLE aim to establish a position as the leading company in the fashion industry by promptly realizing the synergies of the integration with concerted efforts to reform our management through the management integration.

(2)	Outline of the Share Transfer

1)	Schedule of the Share Transfer

October 14, 2010	Board of directors meeting to approve execution of the Share Transfer Agreement and the Share Transfer Plan (both companies)
October 14, 2010	Execution of the Share Transfer Agreement (both companies)
October 15, 2010	Announcement of record date for the extraordinary meetings of shareholders (both companies)
November 1, 2010	Record date for the extraordinary meeting of shareholders (TOKYO STYLE)
November 5, 2010	(Company)
January 27, 2011 (tentative)	Extraordinary meetings of shareholders to approve the Share Transfer Plan (both companies)
May 27, 2011 (tentative)	Date of delisting from the Tokyo Stock Exchange (both companies)
June 1, 2011 (tentative)	Effective date of the Share Transfer
June 1, 2011 (tentative)	Date of registration of the incorporation of the Joint Holding Company
June 1, 2011 (tentative)	Date of listing of the Joint Holding Company

The schedule may be changed through mutual consultation between both companies if any unavoidable circumstances arise in the course of the procedures to be taken.

2)	Scheme of the Share Transfer

The Share Transfer will be achieved through a joint share transfer where the Joint Shareholding Company will be created as the wholly owning parent company, and the Company and TOKYO STLLE will become its wholly owned subsidiaries. The Share Transfer is scheduled to be approved at the extraordinary meetings of shareholders of the Company and TOKYO STYLE scheduled to be held on January 27, 2011, respectively.

3)	Description of the allotments in the Share Transfer (Share Transfer Ratio)

Company	Company	TOKYO STYLE
Share Transfer Ratio	1.65	1.00

(Note 1)	1.65 shares of common stock of the Joint Holding Company will be allotted and delivered for each share of common stock of the Company and 1 share of common stock of the Joint Holding Company will be allotted and delivered for each share of common stock of TOKYO STYLE in the Share Transfer. A share unit for the Joint Holding Company is scheduled to be 100 shares.

In case there is any fraction of less than one share of common stock of the Joint Holding Company that is to be delivered to the shareholders of the Company or TOKYO STYLE in the Share Transfer, a cash amount equivalent to that fraction will be paid to the shareholders pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

The Share Transfer Ratio above may be changed through mutual consultation between both companies if any material change occurs with regard to any of the various conditions upon which the ratio has been determined.

(Note 2)	New shares to be issued by the Joint Holding Company (tentative)

115,791,503 shares of common stock

The number of newly issued shares of the Joint Holding Company has been calculated based on the total number of issued and outstanding shares of the Company (17,780,200 shares) and those of TOKYO STYLE (102,507,668 shares) as of August 31, 2010; provided, however, that the respective treasury stock which the companies held as of August 31, 2010 (Company: 1,000,342 shares; TOKYO STYLE: 14,402,930 shares) have not been included as shares to be exchanged with the new shares in calculating the above number because the Company and TOKYO STYLE plan to cancel all of their treasury shares by the day before the incorporation of the Joint Holding Company. The number of shares to be issued by the Joint Holding Company may change if share options are exercised before the incorporation date of the Joint Holding Company.

(3)	Company to be newly incorporated by the Share Transfer

(1)	Company Name	Kabushiki Kaisha TSI Holdings (English Name: TSI HOLDINGS CO., LTD.)
(2)	Line of Business	Management of its subsidiaries and group companies and relevant operations
(3)	Location of Head Office	5-7-1, Kojimachi, Chiyoda-ku, Tokyo, Japan
(4)	Representatives and directors (tentative)	Chairman, Representative Director	Masahiko Miyake	Chairman, Director of SANEI-INTERNATIONAL CO.,LTD.
		President, Representative Director	Yoshiki Nakajima	President, Representative Director of Tokyo Style
(5)	Capital Amount	JPY 15 billion
(6)	Net Assets	To be determined
(7)	Total Assets	To be determined
(8)	Date of Fiscal Year End	End of February

(4)	Outline of the accounting treatment in conjunction with the Share Transfer

It is expected that the purchase method will be applied due to the fact that the Share Transfer falls under the category of “Acquisition” as defined in the Accounting Standard for Business Combination. Amount of goodwill (or negative goodwill) cannot be estimated at this time and cannot be determined.

Audit Report Pertaining to the Consolidated Financial Statements by Accounting Auditors

(COPY)

Audit Report of Independent Auditors

October 22, 2010

To the Board of Directors of SANEI-INTERNATIONAL CO.,LTD.

KPMG AZSA LLC

Tadao Toyoshima (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Ryo Tanaka (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Our auditing firm has audited the consolidated financial statements of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), namely the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in shareholders’ equity, and the notes to the consolidated financial statements for the consolidated fiscal year from September 1, 2009 to August 31, 2010, in accordance with Article 444(4) of the Companies Act. Responsibility for preparation of these consolidated financial statements lies with the Company’s management and our firm’s responsibility is to express our opinions in regards to these consolidated financial statements from an independent standpoint.

Our firm conducted the audit in accordance with generally accepted auditing standards in Japan. Such auditing standards require that our firm obtain reasonable assurance that there are no material false representations in the consolidated financial statements. Our firm’s audit is conducted on a test basis and includes the examination of the overall representation of the consolidated financial statements including the examination of the accounting principles and the application methods thereof adopted by the management, and the evaluation of the estimate made by the management. Our firm has determined that, as a result of the audit, we have obtained a reasonable basis for giving our opinion.

Our firm confirms that the above-mentioned consolidated financial statements fairly represent, in all material respects, the status of assets and earnings of the corporate group comprised of the Company and its consolidated subsidiaries for the period which the consolidated financial statements covers, in conformity with generally accepted corporate accounting standards in Japan.

Additional Information

As indicated in the “Notes Regarding Material Subsequent Events” under the “Notes to Consolidated Financial Statements”, the Company has resolved at the board of directors’ meeting held on October 14, 2010 to conclude a share transfer agreement in which the Company will establish a Joint Holding Company with TOKYO STYLE CO., LTD. through a joint share transfer.

There are no interests between the Company and our accounting firm or managing member which should be disclosed under the provisions of the Certified Public Accountant Act.

Audit Report by Accounting Auditors (COPY)

Audit Report of Independent Auditors

October 22, 2010

To the Board of Directors of SANEI-INTERNATIONAL CO.,LTD.

KPMG AZSA LLC

Tadao Toyoshima (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Ryo Tanaka (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Our auditing firm has audited the financial statements of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), namely the balance sheet, the statement of income, the statement of changes in shareholders’ equity, the notes to the non-consolidated financial statements, and the accompanying detailed statements for the 61st business year starting from September 1, 2009 to August 31, 2010, in accordance with Article 436(2)(i) of the Companies Act. Responsibility for preparation of these financial statements and the accompanying detailed statements lies with the Company’s management and our firm’s responsibility is to express our opinions in regards to these financial statements and the accompanying detailed statements from an independent standpoint.

Our firm conducted the audit in accordance with generally accepted auditing standards in Japan. Such auditing standards require that our firm obtain reasonable assurance that there are no material false representations in the financial statements and the accompanying detailed statements. Our firm’s audit is conducted on a test basis and includes the examination of the overall representation of the financial statements and the accompanying detailed statements including the examination of the accounting principles and the application methods thereof adopted by the management, and the evaluation of the estimate made by the management. Our firm has determined that, as a result of the audit, we have obtained a reasonable basis for giving our opinion.

Our firm confirms that the above-mentioned financial statements and the accompanying detailed statements fairly represent, in all material respects, the status of assets and earnings for the period which the financial statements and the accompanying detailed statements cover, in conformity with generally accepted corporate accounting standards in Japan.

Additional Information

As indicated in the “Notes Regarding Material Subsequent Events” under the “Notes to Consolidated Financial Statements”, the Company has resolved at the board of directors’ meeting held on October 14, 2010 to conclude a share transfer agreement in which the Company will establish a Joint Holding Company with TOKYO STYLE CO., LTD. through a joint share transfer.

There are no interests between the Company and our accounting firm or managing member which should be disclosed under the provisions of the Certified Public Accountant Act.

Audit Report by the Board of Corporate Auditors (COPY)

Audit Report

Regarding the performance of duties of directors during the 61st business year starting from September 1, 2009 to August 31, 2010, the board of corporate auditors have prepared this audit report upon deliberation based on the audit reports prepared by each corporate auditor and hereby report as follows:

1. Auditing methods adopted by corporate auditors and the board of corporate auditors and the details thereof

The board of corporate auditors established auditing policies, allocation of duties and other relevant matters, and received reports from each corporate auditor on the performance of the audit and the results thereof, as well as reports from the directors and the accounting auditors regarding the performance of their duties, and sought explanation as necessary.

In accordance with the standards on the corporate auditors’ auditing established by the board of corporate auditors, and the auditing policies, allocation of duties and other relevant matters, each corporate auditor communicated with the directors, the internal control department and other employees, wherein endeavored to establish an environment for collecting information and auditing. Each corporate auditor also attended the meetings of the board of directors and other important meetings; received reports from the directors and employees on performance of their duties and sought explanations as necessary; inspected material approval documents and associated information; and examined the operations and status of assets at the head quarter and principal offices. In addition, we monitored and verified (i) the contents of the resolutions at the board of directors’ meetings regarding the implementation of system necessary to ensure that the performance of the duties by the directors has complied with the laws and regulations and the Articles of Incorporation, and other systems set forth in Article 100(1) and 100(3) of the Ordinance for Enforcement of the Companies Act which are required as systems necessary to ensure the properness of operations of a stock company, and (ii) the status of the system maintained in accordance with the above-mentioned resolutions (internal control system) . As to the basic principles stipulated in Article 118(iii)(a) and the various approaches under Article 118(iii)(b) of the Ordinance for Enforcement of the Companies Act as indicated in the Business Report, we have considered the details thereof in light of the status of deliberation of the board of directors’ meetings and the like. With regard to the subsidiaries, we communicated and exchanged information with directors and corporate auditors of the subsidiaries, and received business reports from the subsidiaries as necessary. Based on the above methods, we examined the business reports and the accompanying detailed statements for this business year.

Furthermore, we monitored and verified whether the accounting auditors maintained their independence and implemented appropriate audits, received reports from the accounting auditors on the performance of their duties and sought explanations as necessary. In addition, we received notice from the accounting auditors that the “System for Ensuring Duties are Performed Appropriately” (matters stipulated in each Item of Article 131 of the Company Accounting Regulations) is organized in accordance with the “Quality Management Standards relating to Auditing” (Business Accounting Council, October 28, 2005) and other relevant standards, and sought explanations as necessary. Based on the above methods, we examined the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in shareholders’ equity and notes to non-consolidated financial statements) and the accompanying detailed statements for this business year, and consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in shareholders’ equity and notes to consolidated financial statements) for this business year.

2.	Results of the audit

(1)	Results of the audit of the business report and other relevant documents

(i)	We confirm that the business report and the accompanying detailed statements correctly represent the conditions of the Company in accordance with the laws and regulations and the Articles of Incorporation.

(ii)	We found no material evidence of wrongful act or violation of laws and regulations nor the Articles of Incorporation with respect to the performance of duties by the directors.

(iii)	We confirm that the details of the resolution of the board of directors relating to the internal control system are proper. In addition, we found no matters on which to point out regarding performance of duties by the directors relating to the internal control system.

(iv)	We found no matters on which to point out regarding the basic principle relating to those who control the determination of finance and operation policies of the Company as indicated in the Business Report. The various approaches under Article 118(iii)(b) of the Ordinance for Enforcement of the Companies Act, as indicated in the Business Report, are in accordance with the relevant basic principle. We confirm that such approaches do not damage the common benefit of the Company’s shareholders and are not intended to protect the position of executives at the Company.

(2)	Results of the audit of non-consolidated financial statements and the accompanying detailed statements

We confirm that the methods and results of the audits conducted by accounting auditors of KPMG AZSA LLC are proper.

(3)	Results of the audit of consolidated financial statements

We confirm that the methods and results of the audits conducted by accounting auditors of KPMG AZSA LLC are proper.

October 26, 2010

Board of Corporate Auditors, SANEI-INTERNATIONAL CO.,LTD.

Makoto Hamanaka (seal), Full-time Corporate Auditor

Masaaki Ohishi (seal), Full-time Corporate Auditor

Saburo Horiuchi (seal), Corporate Auditor

Note: Of the corporate auditors, Full-time Corporate Auditor Masaaki Ohishi and Corporate Auditor Saburo Horiuchi are outside corporate auditors as stipulated under Article 2 (xvi) and Article 335(3) of the Companies Act.

Location Map to the Venue of

the Meeting of Shareholders

Venue	TOKYO STYLE CO., LTD. Head Office, 2F 5-7-1 Kojimachi, Chiyoda-ku, Tokyo

As there is no car parking space available for visitors at this venue, please refrain from arriving by car.

Transportation Information:

JR Line:	7 minutes on foot from Yotsuya Station (Kojimachi side)

Tokyo Metro Marunouchi Line:	7 minutes on foot from Yotsuya Station

Tokyo Metro Nanboku Line:	7 minutes on foot from Yotsuya Station

Tokyo Metro Yurakucho Line:	5 minutes on foot from Kojimachi Station (No. 2 Exit)

Tokyo Metro Ginza Line:	8 minutes on foot from Akasaka-Mitsuke Station

Akasaka Underground Passage Kioicho-Side Exit (Exit D)